______ SUPPLEMENTAL
                          SALE AND SERVICING AGREEMENT

                            Dated as of _______, 199_

                                      among


                                 [TRUST 199_-_]
                                   as Issuer,


                   TRANS-WORLD INSURANCE COMPANY D/B/A EDUCAID
                  as Seller, Master Servicer and Administrator,

                     DAUPHIN DEPOSIT BANK AND TRUST COMPANY
                    not in its individual capacity but solely
                           as Eligible Lender Trustee,

                                       and

                              THE MONEY STORE INC.,

                                       to

                          SALE AND SERVICING AGREEMENT


                             Dated as of _____, 199_

                                TABLE OF CONTENTS

                                   ARTICLE I.

Definitions and Usage................................................2


                                   ARTICLE II.

                      CONVEYANCE OF FINANCED STUDENT LOANS

SECTION 2.1.     Conveyance of Initial Financed Student  Loans.....2
SECTION 2.2.     Conveyance of Additional Financed  Student Loans..3
SECTION 2.3.     Conveyance of Certain Financed Student  Loans
                  by the Eligible Lender Trustee to the Seller.....5
SECTION 2.4.     Security Agreement................................6

                                  ARTICLE III.

                           THE FINANCED STUDENT LOANS

SECTION 3.1.      Representations and Warranties of TMSI and Seller with
                    Respect to the Financed Student Loans............6
SECTION 3.2.      Purchase upon Breach; Reimbursement................11
SECTION 3.3.      Custody of Financed Student Loan Files............12
SECTION 3.4.      Duties of Master Servicer as Custodian........ ...13
SECTION 3.5.      Instructions; Authority to Act....................14
SECTION 3.6.      Custodian's Indemnification.......................14
SECTION 3.7.      Effective Period and Termination..................15
SECTION 3.8.      Appointment of Subcustodian...................... 15


                                   ARTICLE IV.

             ADMINISTRATION AND SERVICING OF FINANCED STUDENT LOANS

SECTION 4.1.      Duties of Master Servicer...........................16
SECTION 4.2.      Collection of Financed Student Loan  Payments.......17
SECTION 4.3.      Realization upon Financed Student  Loans............19
SECTION 4.4.      No Impairment.......................................19
SECTION 4.5.      Purchase of Financed Student Loans;
                    Reimbursement.....................................19
SECTION 4.6.      Servicing Fee; Servicing Fee Carryover..............21
SECTION 4.7.      Administrator's Certificate.........................21
SECTION 4.8.      Annual Statement as to Compliance;
                     Notice of Default................................22
SECTION 4.9.      Annual Independent Certified Public
                     Accountants' Report.............................23
SECTION 4.10.     Access to Certain Documentation and
                     Information Regarding Financed Student  Loans....23
SECTION 4.11.     Master Servicer and Administrator  Expenses.........24
SECTION 4.12.     Appointment of Subservicer..........................24


                                   ARTICLE V.

                         Distributions; Reserve Account;
                STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

SECTION 5.1.     Establishment of Trust Accounts........................25
SECTION 5.2.     Collections............................................27
SECTION 5.3.     Application of Collections.............................28
SECTION 5.4.     Additional Deposits....................................28
SECTION 5.5.     Distributions..........................................29
SECTION 5.6.     Reserve Account........................................33
SECTION 5.7.     Statements to Certificateholders and Noteholders.......35
SECTION 5.8.     Pre-Funding Account....................................38
SECTION 5.9.     Capitalized Pre-Funding Account........................39
SECTION 5.10.    Capitalized Interest Account...........................39
SECTION 5.11.    Expense Account........................................39
SECTION 5.12.    Note Distribution Accountand Certificate
                     Distribution Account...............................39
SECTION 5.13.    Monthly Advances.......................................40


                                   ARTICLE VI.

                       THE SELLER AND THE MASTER SERVICER

SECTION 6.1.      Representations of Seller and Master Servicer..........40
SECTION 6.2.      Existence..............................................42
SECTION 6.3.      Liability and Indemnities..............................43
SECTION 6.4.      [Reserved].............................................45
SECTION 6.5.      Merger or Consolidation of, or  Assumption of the
                    Obligations of, the Seller, the Administrator or
                    the Master Servicer...................................45
SECTION 6.6.      Limitation on Liability of Seller, Master
                      Servicer and Others.................................46
SECTION 6.7.      Seller May Own Certificate or Notes.....................46
SECTION 6.8.      Master Servicer Not to Resign...........................47


                                  ARTICLE VII.

                                The Administrator

SECTION 7.1.      Representations of the Administrator....................47
SECTION 7.2.      Liabilities and Indemnities.............................49
SECTION 7.3.      Administrator Not to Resign.............................49


                                  ARTICLE VIII.

                                     Default

SECTION 8.1.       Master Servicer Default; Administrator Default..........50
SECTION 8.2.       Appointment of Successor................................53
SECTION 8.3.       Notification to Noteholders and Certificateholders......55
SECTION 8.4.       Waiver of Past Defaults.................................55


                                   ARTICLE IX

                                   Termination

SECTION 9.1.       Termination............................................55


                                   ARTICLE X.

                                  Surety Bonds

SECTION 10.1.      Surety Bonds............................................58
SECTION 10.2.      Further Assurances; Surety Provider  Default; etc.......59


                                   ARTICLE XI.

                                  Miscellaneous

SECTION 11.1.       Amendment..............................................60
SECTION 11.2.       Protection of Interests in Trust.......................61
SECTION 11.3.       Notices................................................64
SECTION 11.4.       Assignment.............................................65
SECTION 11.5.       Limitations on Rights of Others........................65
SECTION 11.6.       Severability...........................................65
SECTION 11.7.       Separate Counterparts..................................65
SECTION 11.8.       Headings...............................................65
SECTION 11.9.       Governing Law..........................................66
SECTION 11.10.      Assignment to Indenture Trustee........................66
SECTION 11.11.      Nonpetition Covenants..................................66
SECTION 11.12.      Limitation of Liability of Eligible  Lender
                       Trustee and Indenture Trustee.......................66
SECTION 11.13.      Rights to Surety Provider..............................67
SECTION 11.14.      Conflicts with Other Documents.........................67


APPENDIX A           Definitions and Usage

SCHEDULE A           Schedule of Financed Student Loans
SCHEDULE B           Location of Financed Student Loan Files


EXHIBIT A            Form of Report to Noteholders
EXHIBIT B            Form of Report to Certificateholders
EXHIBIT C            Form of Administrator's Certificate
EXHIBIT D            Form of Assignment for Initial Financed
                          Student Loans
EXHIBIT E           Form of Assignment for Additional Financed
                           Student Loans

  ____ SUPPLEMENTAL SALE AND SERVICING AGREEMENT (the "Agreement") dated as of
 ______, 199_, among [TRUST 199_-_], a [Pennsylvania] business trust (the "Issuer"), TRANS-WORLD INSURANCE COMPANY, D/B/A EDUCAID, an Arizona corporation (the "Seller," the "Master Servicer" or the "Administrator"), ____________, a [Pennsylvania] bank and trust company, solely as eligible lender trustee and not in its individual capacity (the "Eligible Lender Trustee"), and THE MONEY STORE INC., a New Jersey corporation ("TMSI").

      WHEREAS the parties hereto entered into a Sale and Servicing
Agreement dated as of ______, 199_ in connection with the issuance by the Issuer of its Auction Rate Asset Backed Certificates (the "Certificates") and its Series 199_-_ Auction Rate Asset Backed Notes, Class A-1, Class A-2 and Class A-3 (the "Series 199_-_ Notes"); and

      WHEREAS the parties hereto entered into a First Supplemental
Sale and Servicing Agreement dated as of _____, 199_ in connection with the issuance by the Issuer of its Series 199_- _ Asset Backed Notes, Class A-4, Class A-5 and Class A-6 (the "Series 199_-_ Notes"); and

      WHEREAS the parties hereto entered into a Second Supplemental Sale and Servicing Agreement dated as of _____, 199_ (together with the Sale and Servicing Agreement and as amended and supplemented from time to time, the "Sale and Servicing Agreement") in connection with the issuance by the Issuer of its Series 199_-_ Asset Backed Notes, Class A-7 and Class A-8 (the "Series 199_-_ Notes"); and

     WHEREAS the Issuer is authorizing on the date hereof for issuance its Series 199_-_ Asset Backed Notes, Class A-9 (the "Series 199_-_ Notes"); and

     WHEREAS the Issuer also has authorized for issuance certificates designated as the Issuer's Series 199_-_ Certificates (the "Series 199_-_ Certificates") pursuant to a Third Trust Supplement between Trans-World Insurance Company d/b/a Educaid and the Eligible Lender Trustee; and

     WHEREAS the parties hereto are entering into this Third Supplemental Sale and Servicing Agreement in connection with the Series 199_-_ Notes.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                     ARTICLE I

                              DEFINITIONS AND USAGE

     Capitalized terms used but not defined herein are defined in Appendix A hereto, which also contains rules as to usage and construction that shall be applicable herein.

                                     ARTICLE II

                      CONVEYANCE OF FINANCED STUDENT LOANS

          SECTION 2.1 CONVEYANCE OF INITIAL FINANCED STUDENT Loans. (a) In consideration of the Issuer's delivery to or upon the order of the Seller of the Series 199_-_ Certificates, the Seller agrees to, and the Seller does hereby, as evidenced by a duly executed written assignment and bill of sale in the form of Exhibit D, contribute, transfer, assign, set over and otherwise convey to the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations herein):

          (i) all right, title and interest in and to the Financed Student Loans (other than the Additional Financed Student Loans) (the "Initial Financed Student Loans") listed on Schedule A to this Agreement and all obligations of the Obligors thereunder, including all moneys paid thereunder, and all written communications received by the Seller with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearance), on or after the Cut-off Date relating to the Series 199_-_ Notes;

          (ii) all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all investments and proceeds thereof (including all income thereon);

          (iii)  the proceeds of any and all of the foregoing; and

          (iv)  the amounts specified in Sections 5.8, 5.9 and 5.10 hereof.

          (b) In connection with the contribution and assignment of Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer, on or prior to the Closing Date relating to the Series 199_-_ Notes, the Seller shall cause the Surety Provider to deliver the Note Surety Bond relating to the Series 199_-_ Notes to the Eligible Lender Trustee on behalf of the related Noteholders.

          (c) On the Closing Date relating to the sale of the Series 199_-_ Notes, the Seller shall have delivered (A) to the Rating Agencies and the Surety Provider an Opinion of Counsel with respect to the transfer of the Initial Financed Student Loans and the Additional Financed Student Loans to be transferred on each Transfer Date, and (B) to the Eligible Lender Trustee, the Surety Provider and the Indenture Trustee the Opinion of Counsel required by Section 11.2(i)(1).

          (d) In connection with the contribution of the Initial Financed Student Loans, on the Closing Date relating to the Series 199_-_ Notes the Seller and the Issuer shall execute a cross-receipt, which will evidence receipt by the Seller of the Series 199_-_ Certificates, and receipt by the Issuer of the Initial Financed Student Loans.

          SECTION 2.2. CONVEYANCE OF ADDITIONAL FINANCED STUDENT LOANS. (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery on the related Transfer Date to or upon the order of the holder of the Series 199_-_ Certificates of the amount described in Section 5.8(a) to be delivered on such Transfer Date, the Seller does hereby, contribute, transfer, assign, set over and otherwise convey to the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations herein) all right, title and interest of the Seller in and to each Additional Financed Student Loan, and all moneys received thereon, and all written communications received by the Seller with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on and after the related Subsequent Cut-off Date, made from time to time during the Funding Period relating to the Series 199_-_ Notes.

          (b) The Seller shall transfer to the Issuer the Additional Financed Student Loans for a given Transfer Date and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to such Transfer Date:

          (i) the Seller shall have delivered to the Eligible Lender Trustee and the Indenture Trustee, with a copy to the Surety Provider, a duly executed written assignment in substantially the form of Exhibit E (each, a "Transfer Agreement"), which shall include supplements to Schedule A hereto, listing such Additional Financed Student Loans;

          (ii) the Seller shall have delivered, at least 2 Business Days prior to such Transfer Date, notice of such transfer to the Eligible Lender Trustee and the Indenture Trustee, with a copy to the Surety Provider, including a listing of the type and the aggregate principal balance of such Additional Financed Student Loans;

          (iii) the Seller shall, to the extent required by Section 5.2 of this Agreement and the Sale and Servicing Agreement, have deposited in the Collection Account all collections in respect of the Additional Financed Student Loans on and after each applicable Subsequent Cut-off Date;

          (iv) as of each Transfer Date, the Seller was not insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency;

          (v) as of each Transfer Date, the Seller was in compliance with all applicable provisions of the Insurance Agreement and no default, or event which with notice or the passage of time, or both, would constitute a default, thereunder has occurred;

          (vi) such addition will not result in a material adverse Federal or [Pennsylvania] tax consequence to the Issuer, the Noteholders or the Certificateholders;

          (vii) the Funding Period relating to the Series 199_-_ Notes shall not have terminated;

          (viii) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Trust Estate and the first perfected security interest of the Indenture Trustee in the Indenture Trust Estate; and

          (ix) no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders, the Noteholders or the Surety Provider shall have been utilized in selecting the Additional Financed Student Loans.

          (c) In addition to Additional Financed Student Loans originated by the Seller, with the prior consent of the Surety Provider, the Seller may direct the Eligible Lender Trustee to acquire one or more portfolios of specified student loans as Additional Financed Student Loans hereunder subject to satisfaction of the conditions specified in Section 2.2(b); PROVIDED, HOWEVER, that the Transfer Agreement delivered by the Seller may be modified to reflect the contribution to the Issuer by the Seller of its rights to acquire such Additional Financed Student Loans.

     SECTION 2.3. CONVEYANCE OF CERTAIN FINANCED STUDENT LOANS BY THE ELIGIBLE LENDER TRUSTEE TO THE SELLER. (a) Upon receipt of written notice (or telephonic or facsimile notice followed by written notice) from the Seller (or from the Master Servicer on behalf of the Seller) by the Eligible Lender Trustee and the Indenture Trustee, a copy of such notice to be concurrently delivered to the Surety Provider, the Eligible Lender Trustee will convey to the Seller the Financed Student Loans identified in such notice, which are to be repaid with proceeds of the Consolidation Loans to be made by or on behalf of the Seller. Simultaneously with each such conveyance by the Eligible Lender Trustee and the making by the Seller of each such Consolidation Loan, the Seller shall deposit into the Collection Account an amount equal to the aggregate Purchase Amount of such Financed Student Loans, as payment for such conveyance.

          (b) Upon receipt of written notice (or telephonic or facsimile notice followed by written notice) from the Seller (or from the Master Servicer on behalf of the Seller) by the Eligible Lender Trustee and the Indenture Trustee, that a Financed Student Loan that is a Serial Loan is to be conveyed to the holder of one or more student loans to which such Financed Student Loan is serial, a copy of such notice to be concurrently delivered to the Surety Provider, the Eligible Lender Trustee shall convey to the order of the Seller's designee the Financed Student Loan(s) identified in such notice. Within 75 days of each such conveyance by the Eligible Lender Trustee, the Seller shall either (i) cause the transferee of such Financed Student Loan(s) to pay into the Collection Account an amount at least equal to the aggregate Purchase Amount of such Financed Student Loan(s) in consideration for such conveyance or (ii) reconvey to the Eligible Lender Trustee such Financed Student Loan(s). Until such time, if any, as the amount set forth in clause (i) above is deposited into the Collection Account, all payments received on or with respect to such Financed Student Loan shall remain an asset of the Trust. The Seller, on behalf of the Trust, shall cause to be remitted to TMS Student Holdings, Inc., in its capacity as holder of a 1% interest in the Certificates and holder of the Series 199_-_ Certificates, any amount paid by the transferee of such Financed Student Loan(s) in excess of the aggregate Purchase Amount.

          (c) Upon receipt of written notice (or telephonic or facsimile notice followed by written notice) from the Master Servicer by the Eligible Lender Trustee and the Indenture Trustee, a copy of such notice to be concurrently delivered to the Surety Provider, the Eligible Lender Trustee will convey to the Master Servicer the Financed Student Loans identified in such notice, which are to be transferred to a Guarantor in consideration of a related Guarantee Payment. Within one Business Day of its receipt of the related Guarantee Payment, the Master Servicer shall deposit, or cause to be deposited, into the Collection Account an amount equal to such Guarantee Payment, as payment of such conveyance.

          SECTION 2.4. SECURITY AGREEMENT. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Financed Student Loans pursuant to this Agreement shall constitute a contribution and assignment and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Eligible Lender Trustee, on behalf of the Issuer, a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Financed Student Loans and the proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law.


                                     ARTICLE III

                           THE FINANCED STUDENT LOANS

          SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF TMSI AND ------------------------------------------- SELLER WITH RESPECT TO THE
     FINANCED STUDENT LOANS. TMSI and the Seller, jointly and severally, make the following representations and warranties as to the Financed Student Loans being transferred to the Eligible Lender Trustee on the Closing Date relating to the Series 199_-_ Notes and the Financed Student Loans to be transferred to the Eligible Lender Trustee during the Funding Period for the Series 199_-_ Notes, on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) such Financed Student Loans. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date relating to the Series 199_-_ Notes, in the case of the Initial Financed Student Loans, and as of the applicable Transfer Date, in the case of the Additional Financed Student Loans, but shall survive the sale, transfer and assignment of such Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. As used in this Article III, unless otherwise indicated the term "Financed Student Loans" shall include only the Financed Student Loans being transferred to the Eligible Lender Trustee on the Closing Date for the Series 199_-_ Notes and the Financed Student Loans to be transferred to the Eligible Lender Trustee during the Funding Period for the Series 199_-_ Notes. Accordingly, unless otherwise indicated, the term "Financed Student Loan" shall not be deemed to include Financed Student Loans transferred to the Eligible Lender Trustee prior to the Closing Date for the Series 199_-_ Notes.

          (i) CHARACTERISTICS OF FINANCED STUDENT LOANS. Each Financed Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction to an eligible borrower under applicable law and agreements and was fully and properly executed by the parties thereto, (B) was originated or acquired by the Seller in the ordinary course of its business, (C) has been serviced since the date of its origination in accordance with all applicable requirements of the applicable Guarantor and the Higher Education Act and (D) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such Financed Student Loan by its maturity and yields interest at the rate applicable thereto, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions, including those of the Higher Education Act or any Guarantee Agreement. Each Financed Student Loan that is a Stafford Loan qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments from the Department. Each Financed Student Loan that is a Consolidation Loan qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments from the Department to the extent applicable. Each Financed Student Loan that is a PLUS Loan, a SLS Loan or an Unsubsidized Stafford Loan qualifies the holder thereof to receive Special Allowance Payments from the Department to the extent applicable. Each Financed Student Loan qualifies the holder thereof to receive Guarantee Payments from the applicable Guarantor.

          (ii) SCHEDULE OF FINANCED STUDENT LOANS. The information concerning the Initial Financed Student Loans set forth in Schedule A to this Agreement and Schedule A to the related Transfer Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date relating to the Series 199_-_ Notes or each applicable Subsequent Cut-off Date, as applicable, and no selection procedures believed to be adverse to the Noteholders, the Certificateholders or the Surety Provider were utilized in selecting the Initial Financed Student Loans or the Additional Financed Student Loans, as applicable. The computer tape or electronic data transmission regarding the Initial Financed Student Loans made available to the Issuer and its assigns and the Surety Provider is true and correct in all respects as of the Cut- off Date relating to the Series 199_-_ Notes.

          (iii) COMPLIANCE WITH LAW. Each Financed Student Loan complied at the time it was originated or made and at the execution of this Agreement or the applicable Transfer Agreement, as the case may be, complies, and the Seller and its agents, with respect to each such Financed Student Loan, have at all times complied, in all material respects with all requirements of applicable Federal, State and local laws and regulations thereunder, including the Higher Education Act, the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B and other applicable consumer credit laws and equal credit opportunity laws.

          (iv) BINDING OBLIGATION. Each Financed Student Loan represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by or on behalf of the holder thereof against the related Obligor in accordance with its terms, and no Financed Student Loan has been satisfied, subordinated or rescinded.

          (v) NO DEFENSES. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Financed Student Loan. No counterclaim, offset, defense or right of rescission exists with respect to any Financed Student Loan which could be asserted and maintained, or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the borrower against the Eligible Lender Trustee as a result of any act or omission to act on the part of the Seller, the Master Servicer, the Servicer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee or any of their respective agents, employees or other designees.

          (vi) NO DEFAULT. No Financed Student Loan has a payment that is more than 90 days overdue as of the Cut-off Date relating to the Series 199_-_ Notes or the applicable Subsequent Cut-off Date, as the case may be, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has occurred; and, except for payment defaults continuing for a period of not more than 90 days, no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has arisen; and the Seller has not waived and shall not waive any of the foregoing other than as permitted by the Basic Documents.

          (vii) TITLE. The transfer and assignment herein contemplated constitutes a sale of the Financed Student Loans from the Seller to the Eligible Lender Trustee on behalf of the Issuer and the beneficial interest in and title to such Financed Student Loans shall not be part of the debtor's estate in the event of the appointment of a receiver with respect to the Seller. No Financed Student Loan has been sold, transferred, assigned or pledged by the Seller to any Person other than the Eligible Lender Trustee on behalf of the Issuer or any such assignment or pledge has been released. Immediately prior to the transfer and assignment herein contemplated, the Seller had good title to each Financed Student Loan, free and clear of all Liens and, immediately upon the transfer thereof, the Eligible Lender Trustee on behalf of the Issuer shall have good title to each such Financed Student Loan, free and clear of all Liens, and the transfer to the Indenture Trustee, shall have been perfected under the UCC.

          (viii) LAWFUL ASSIGNMENT. No Financed Student Loan has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Financed Student Loan or any Financed Student Loan under this Agreement, each Transfer Agreement or the Indenture is unlawful, void or voidable.

          (ix) ALL FILINGS MADE. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Financed Student Loans, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

          (x) ONE ORIGINAL. There is only one original executed copy (which may be in counterparts) of each promissory note evidencing a Financed Student Loan.

          (xi) PRINCIPAL BALANCE. The aggregate principal balance of the Initial Financed Student Loans, plus accrued interest to be capitalized with respect thereto, as of the Cut-off Date relating to the Series 199_-_ Notes is $-----------.

          (xii)   [Reserved]

          (xiii) INTEREST ACCRUING. Each Financed Student Loan is accruing interest (whether or not such interest is being paid currently, by the Obligor or by the Department, or is being capitalized), except as otherwise expressly permitted by the Basic Documents.

          (xiv) SELLER'S REPRESENTATIONS. The representations and warranties of the Seller contained in Section 6.1 are true and correct.

          (xvii) COMPLIANCE WITH REQUIREMENTS OF GUARANTORS. Each Financed Student Loan will be maintained and serviced in all material respects in compliance with all applicable requirements of the applicable Guarantor and the Department and is or will be represented by one or more promissory notes or other written agreements that adequately document such Financed Student Loans.

          (xvi) NO ADVERSE EFFECTS. The sale and assignment of Financed Student Loans to the Eligible Lender Trustee by the Seller pursuant to this Agreement or the applicable Transfer Agreement will not, by reason thereof, have any adverse effect upon the validity, legality or enforceability of the Financed Student Loans.

          (xvii) GUARANTEES IN EFFECT. On the dates of making thereof and of transfer thereof to the Eligible Lender Trustee, each Financed Student Loan will be guaranteed by a Guarantor and covered by a federal reimbursement contract between such Guarantor and the Department and each such guarantee and federal reimbursement contract will be in full force and effect. All guarantee fees and origination fees with respect to each Financed Student Loan shall have been timely paid or will be timely paid. The guarantee with respect to each Financed Student Loan will be freely transferable as an incident to the sale of each Student Loan to the Eligible Lender Trustee, and the Eligible Lender Trustee will be entitled to the benefits of such guarantee, and none of the Financed Student Loans will at any time prior to its transfer to the Eligible Lender Trustee have been tendered to either the Department, the Secretary of Education or the applicable Guarantor for payment.

          (xviii) GUARANTEE AGREEMENTS. The Eligible Lender Trustee is party to a valid and binding Guarantee Agreement with each Guarantee Agency guaranteeing a Financed Student Loan.

          (xix) INTEREST ON CONSOLIDATION LOANS. No Financed Student Loan that is a Consolidation Loan shall bear a rate of interest below that provided for in the Higher Education Act.

          SECTION 3.2. PURCHASE UPON BREACH; REIMBURSEMENT. The ----------------------------------- Seller, TMSI, the Master Servicer or
     the Eligible Lender Trustee, as the case may be, shall inform the other parties to this Agreement, the Indenture Trustee and the Surety Provider promptly, in writing, upon the discovery of any breach of the representations and warranties made pursuant to Section 3.1. Unless any such breach shall have been cured within 60 days following the discovery thereof by the Seller or TMSI or receipt by the Seller or TMSI of written notice from the Eligible Lender Trustee, the Surety Provider, TMSI or the Master Servicer of such breach, the Seller shall purchase any Financed Student Loan in which the interests of the Noteholders, the Certificateholders or the Surety Provider are materially and adversely affected by any such breach as of the first day succeeding the end of such 60-day period that is the last day of a Collection Period; provided that it is understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan to the Eligible Lender Trustee will not be considered to have a material adverse effect for this purpose. In consideration of and simultaneously with the purchase of the Financed Student Loan, the Seller shall remit the Purchase Amount, in the manner specified in Section 5.4, and the Issuer shall execute such assignments and other documents reasonably requested by the Seller in order to effect such transfer. If the Seller fails to purchase within the time period provided hereby any Financed Student Loan it is required to purchase hereunder, TMSI shall remit, or cause to be remitted, no later than the date the Seller would be required to remit such amount, the Purchase Amount for such Financed Student Loan, in the manner specified in Section 5.4, and the Issuer shall execute such assignments and other documents reasonably requested by TMSI or its designee in order to effect such transfer; provided, however, that if a designee of TMSI purchases any Financed Student Loans, such designee shall not have any pre-existing debt with respect to such purchase, and any transfer of a Financed Student Loan pursuant to this Section shall be made contemporaneously with repayment or the incurrence of the repayment obligation. Upon any such transfer of a Financed Student Loan, legal title to, and beneficial ownership and control of, the related Financed Student Loan File will thereafter belong to the Seller or TMSI's designee, as the case may be. In addition, if any such breach does not trigger such a purchase obligation but does result in the refusal by a Guarantor to guarantee the applicable portion of the accrued interest, or the loss of (including any obligation of the Issuer to repay to the Department) certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed Student Loan, then, unless such breach, if curable, is cured within 60 days, the Seller shall, at its option, either purchase such Financed Student Loan at the applicable Purchase Amount or reimburse the Issuer by remitting an amount equal to the sum of all amounts that would have been payable if not for such breach in the manner specified in Section 5.4 not later than the last day of the Collection Period in which such 60th day occurs. If the Seller fails to purchase such Financed Student Loan or reimburse the Issuer such amount, TMSI shall reimburse the Issuer such amount in the manner specified in
     Section 5.4 no later than the date the Seller would be required to remit such amount. Subject to the provisions of Section 5.6 and Section 6.3 and the Insurance Agreement, the sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Noteholders, the Certificateholders or the Surety Provider with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this
     Section 3.2 shall be to require the Seller, TMSI or TMSI's designee, as the case may be, to purchase Financed Student Loans or to reimburse the Issuer as provided above pursuant to this Section 3.2, subject to the conditions contained herein.

     SECTION 3.3. CUSTODY OF FINANCED STUDENT LOAN FILES. To assure uniform quality in servicing the Financed Student Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Master Servicer, and the Master Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee, as custodian of the following documents or instruments which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer (or, in the case of the Additional Financed Student Loans, will as of the applicable Transfer Date be constructively delivered to the Indenture Trustee, as pledgee of the Issuer) with respect to each Financed Student Loan (such documents are referred to collectively as the "Financed Student Loan File").

          (a) the original fully executed copy of the note evidencing the Financed Student Loan (which may be included in the application) unless such note is in the custody of a Guarantor;

          (b) to the extent the Seller has retained it on hard copy, the original loan application fully executed by the Obligor (which may be included in the note evidencing a Financed Student Loan);

          (c)   the notice of guarantee; and

          (d) any and all other documents and computerized records that any of the Master Servicer, the Administrator or the Seller shall keep on file, in accordance with its customary procedures, relating to such Financed Student Loan or any Obligor with respect thereto.

Notwithstanding the foregoing, the Master Servicer shall transfer possession of the Financed Student Loan Files in accordance with Section 2.02(r) of the Insurance Agreement. Moreover, notwithstanding the foregoing, if set forth in a supplement to this Agreement approved by the Surety Provider, with respect to Financed Student Loans originated by third parties and subsequently purchased by the Seller, the originators of such Financed Student Loans or another party may act as custodian of the Financed Student Loan Files for such Financed Student Loans.

           SECTION 3.4.  DUTIES OF MASTER SERVICER AS CUSTODIAN.

           (a) SAFEKEEPING. Either the Master Servicer, as custodian, or a subcustodian appointed pursuant to Section 3.8, shall hold the Financed Student Loan Files for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Financed Student Loan File as shall enable the Issuer to comply with this Agreement and the other Basic Documents. In performing its duties as custodian, the Master Servicer shall act with reasonable care, using that degree of skill and attention that the Master Servicer exercises with respect to the student loan files relating to all comparable student loans that the Master Servicer services for itself or others and shall ensure that it complies fully and completely with all applicable Federal and State laws, including the Higher Education Act, with respect thereto. The Master Servicer shall cause to be conducted periodic audits of the Financed Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Master Servicer's record keeping. The Master Servicer shall promptly report to the Issuer, the Indenture Trustee, the Rating Agencies and the Surety Provider any failure on its part to hold the Financed Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review (other than as specified in the Insurance Agreement) or any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Financed Student Loan Files.

          (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Master Servicer shall maintain each Financed Student Loan File at its office located at 3301 C Street, Suite 100-A, Sacramento, California 95816 or at such other office as shall be specified by written notice to the Issuer, the Surety Provider and the Indenture Trustee not later than 30 days prior to any change in location. The Financed Student Loan Files relating to all Financed Student Loans subject to the Lien of the Indenture in the custody of the Master Servicer shall be segregated by the Master Servicer from other comparable files, by maintaining such Files in file cabinets that are physically segregated from such other comparable files and are clearly marked to indicate that the files contained therein have been sold to the Issuer and that a security interest has been granted in favor of the Indenture Trustee and either (i) each original note evidencing a Financed Student Loan shall be stamped with a signed endorsement of the note in blank or
(ii) Financed Student Loans not originated by the Seller and not indorsed pursuant to (i) above will, with the consent of the Surety Provider, be indorsed utilizing a blanket indorsement. Upon reasonable prior notice, the Master Servicer shall make available to the Issuer, the Surety Provider and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Financed Student Loan Files and the related accounts, records and computer systems maintained by the Master Servicer at such times during normal business hours as the Issuer, the Surety Provider or the Indenture Trustee shall instruct.

            SECTION 3.5. INSTRUCTIONS; AUTHORITY TO ACT. The Master Servicer shall be deemed to have received proper instructions with respect to the Financed Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

            SECTION 3.6. CUSTODIAN'S INDEMNIFICATION. The Master Servicer, as custodian, shall pay from its own funds for any loss, liability or expense, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee, the Surety Provider or the Indenture Trustee or any of their officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Master Servicer as custodian of the Financed Student Loan Files where the final determination that any such improper act or omission by the Master Servicer resulted in such loss, liability or expense is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer; PROVIDED, HOWEVER, that the Master Servicer shall not be liable to the Eligible Lender Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Eligible Lender Trustee and the Master Servicer shall not be liable to the Indenture Trustee or the Surety Provider, as the case may be, for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee or the Surety Provider, as the case may be. This provision shall not be construed to limit the Master Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

          SECTION 3.7. EFFECTIVE PERIOD AND TERMINATION. The Master Servicer's appointment as custodian of the Financed Student Loans being conveyed hereunder shall become effective as of the Closing Date relating to the Series 199_-_ Notes and shall continue in full force and effect for so long as the Master Servicer shall remain the Master Servicer hereunder and under the Sale and Servicing Agreement. If the Master Servicer or any successor Master Servicer shall resign as Master Servicer in accordance with the provisions of this Agreement or the Sale and Servicing Agreement or if all the rights and obligations of the Master Servicer or any such successor Master Servicer shall have been terminated under Section 8.1 of this Agreement or the Sale and Servicing Agreement, the appointment of the Master Servicer or such successor Master Servicer as custodian shall be terminated simultaneously with the effectiveness of such termination. As soon as practicable on or after any termination of such appointment (and in any event within (i) 10 Business Days, with respect to that portion of the Financed Student Loan Files consisting of electronic records and information, and (ii) 30 Business Days, with respect to the remaining portion of the Financed Student Loan Files), the Master Servicer shall deliver the Financed Student Loan Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.

          SECTION 3.8. APPOINTMENT OF SUBCUSTODIAN. With the consent of the Surety Provider, the Master Servicer may at any time appoint a subcustodian to perform all or any portion of its obligations as custodian hereunder; PROVIDED, HOWEVER, that the Master Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, the Noteholders and the Surety Provider for the custodial services with respect to the Financed Student Loan Files in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subcustodian and to the same extent and under the same terms and conditions as if the Master Servicer alone were performing the custodial services. The fees and expenses of the subcustodian shall be as agreed between the Master Servicer and its subcustodian from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or the Surety Provider shall have any responsibility therefor.


                                     ARTICLE IV.

             ADMINISTRATION AND SERVICING OF FINANCED STUDENT LOANS

          SECTION 4.1. DUTIES OF MASTER SERVICER. The Master Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Financed Student Loans with reasonable care, using that degree of skill and attention that the Master Servicer exercises with respect to all comparable student loans that it services for itself and others. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Master Servicer shall manage, service, administer and make collections with respect to the Financed Student Loans including collection of any Interest Subsidy Payments and Special Allowance Payments in accordance with all applicable Federal and State laws, including all applicable standards, guidelines and requirements of the Higher Education Act and any Guarantee Agreement, the failure to comply with which would adversely affect the eligibility of one or more of the Financed Student Loans for Interest Subsidy Payments, Special Allowance Payments or Guarantee Payments or would have an adverse effect on the Certificateholders, the Noteholders or the Surety Provider. The Master Servicer also hereby acknowledges that its obligation to service the Financed Student Loans includes those Additional Financed Student Loans conveyed by the Seller to the Eligible Lender Trustee on behalf of the Issuer pursuant to Section 2.2 and the related Transfer Agreement, a copy of which (if the Master Servicer is not the Seller) shall be delivered to the Master Servicer by the Seller promptly upon execution thereof; PROVIDED that any failure by the Seller to so deliver a Transfer Agreement shall not affect the Master Servicer's obligations hereunder to service all the Financed Student Loans.

          The Master Servicer's duties shall include collection and posting of all payments, responding to inquiries of borrowers on such Financed Student Loans, monitoring borrowers' status, making required disclosures to borrowers, investigating delinquencies, sending bills or payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator. Subject to the provisions of Section 4.2, the Master Servicer shall follow its customary standards, policies and procedures in performing its duties as Master Servicer. Without limiting the generality of the foregoing, the Master Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, the Noteholders and the Surety Provider or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Financed Student Loans; PROVIDED, HOWEVER, that the Master Servicer agrees that it will not (a) permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee, the Surety Provider and the Indenture Trustee or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of the Financed Student Loans (notwithstanding the foregoing, the Master Servicer may, in its sole discretion, without having to obtain the consent or approval of any other party, waive amounts owing under a Financed Student Loan up to and including $50.00); PROVIDED FURTHER, HOWEVER, that the Master Servicer shall not agree to any decrease of the interest rate on (other than as provided in the Master Servicer's Reduced Interest Rate Program), or the principal amount payable with respect to, any Financed Student Loan. The Master Servicer also shall be responsible for maintaining each Guarantee Agreement, including advising the Eligible Lender Trustee and the Indenture Trustee of any action required to be taken to maintain each such Guarantee Agreement. The Eligible Lender Trustee on behalf of the Issuer hereby grants a power of attorney and all necessary authorization to the Master Servicer to sign endorsements of the notes relating to the Financed Student Loans on behalf of the Eligible Lender Trustee in connection with conveyances pursuant to Section 2.3 hereof and to maintain any and all collection procedures with respect to the Financed Student Loans, including filing, pursuing and recovering claims against the Guarantors for Guarantee Payments and taking any steps to enforce such Financed Student Loan such as commencing a legal proceeding to enforce a Financed Student Loan in the name of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or the Surety Provider. The Eligible Lender Trustee or the Indenture Trustee shall upon the written request of the Master Servicer or the Administrator furnish the Master Servicer or the Administrator with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer or the Administrator to carry out its servicing and administrative duties hereunder.

         SECTION 4.2. COLLECTION OF FINANCED STUDENT LOAN Payments. (a) The Master Servicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Financed Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable student loans that it services for itself and others. The Master Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Financed Student Loan.

          (b) The Master Servicer shall make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Financed Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to all comparable guarantee agreements and student loans that it services for itself and others. In connection therewith, the Master Servicer is hereby authorized and empowered to convey to any Guarantor the note and the related Financed Student Loan File representing any Financed Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement whereupon the Lien of the Indenture Trustee relating to such Financed Student Loan shall be released.

          (c) The Master Servicer shall, on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Financed Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Master Servicer follows with respect to its own student loans. All amounts so collected by the Eligible Lender Trustee shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account in accordance with Section 5.4. In connection therewith, the Master Servicer shall prepare and file with the Department on a timely basis all claims, forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department. The Eligible Lender Trustee shall, upon the written request of the Master Servicer, furnish the Master Servicer with any power of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer to prepare and file such claims, forms and other documents and filings.

         SECTION 4.3. REALIZATION UPON FINANCED STUDENT LOANS. For the benefit of the Issuer, the Master Servicer shall use reasonable efforts consistent with its customary servicing practices and procedures and including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement in its servicing of any delinquent Financed Student Loans.

         SECTION 4.4. NO IMPAIRMENT. The Master Servicer shall not impair the rights of the Issuer, the Eligible Lender
Trustee,  the Indenture Trustee, the Certificateholders, the
Noteholders or  the Surety Provider in the Financed Student
Loans.

          SECTION 4.5. PURCHASE OF FINANCED STUDENT LOANS; REIMBURSEMENT. TMSI, the Master Servicer or the Eligible Lender Trustee, as the case maybe, shall inform the other parties to this Agreement, the Indenture Trustee and the Surety Provider promptly, in writing, upon the discovery of any breach of an obligation under Section 4.1, 4.2, 4.3 or 4.4 hereof. Unless any such breach shall have been cured within 60 days following the discovery thereof by the Master Servicer or TMSI or receipt by the Master Servicer or TMSI of written notice from the Eligible Lender Trustee, TMSI, the Master Servicer or the Surety Provider of such breach (or, at the Master Servicer's election, the last day of the first month following such discovery), the Master Servicer shall purchase any Financed Student Loan in which the interests of the Noteholders, the Certificateholders or the Surety Provider are materially and adversely affected by such breach as of the first day succeeding the end of such 60-day period that is the last day of a Collection Period; provided that it is understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan to the Eligible Lender Trustee will not be considered to have a material adverse effect for this purpose. If the Master Servicer takes any action or fails to take any action during any Collection Period pursuant to the sections referred to above that impairs the rights of the Issuer, the Indenture Trustee, the Eligible Lender Trustee, the Certificateholders, the Noteholders or the Surety Provider in any Financed Student Loan or otherwise than as provided in such sections, the Master Servicer shall purchase such Financed Student Loan as of the last day of such Collection Period. In consideration of and simultaneously with the purchase of any such Financed Student Loan pursuant to either of the two preceding sentences, the Master Servicer shall remit the Purchase Amount in the manner specified in Section 5.4, and the Issuer shall execute such assignments and other documents reasonably requested by the Master Servicer in order to effect such transfer. If the Master Servicer fails to purchase within the time period provided hereby any Financed Student Loan it is required to purchase hereunder, TMSI shall remit, or cause to be remitted, no later than the date the Master Servicer would be required to remit such amount, the Purchase Amount for such Financed Student Loan, in the manner specified in
Section 5.4, and the Issuer shall execute such assignments and other documents reasonably requested by TMSI or its designee in order to effect such transfer; provided, however, that if a designee of TMSI repurchases any Financed Student Loans, such designee shall not have any pre-existing debt with respect to such purchase, and any transfer of a Financed Student Loan pursuant to this Section shall be made contemporaneously with the repurchase or the incurrence of the repurchase obligation. Upon any such transfer of a Financed Student Loan, legal title to, and beneficial ownership and control of, the related Financed Student Loan File will thereafter belong to the Master Servicer or TMSI's designee, as the case may be. In addition, if any such breach by the Master Servicer does not trigger such a purchase obligation but does result in the refusal by a Guarantor to guarantee the applicable portion of the accrued interest, or the loss of (including any obligation of the Issuer to repay to the Department) certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed Student Loan, then, unless such breach, if curable, is cured within 60 days, the Master Servicer shall, at its option, either purchase such Financed Student Loan at the applicable Purchase Amount or reimburse the Issuer by remitting an amount equal to the sum of all amounts that would have been payable if not for such breach in the manner specified in Section 5.4. If the Master Servicer fails to repurchase such Financed Student Loan or reimburse the Issuer such amount, TMSI shall reimburse the Issuer such amount in the manner specified in Section 5.4 not later than the last day of the Collection Period in which such 60th day occurs. Subject to the provisions of Sections 5.6 and 6.3 and the Insurance Agreement, the sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or the Surety Provider with respect to a breach pursuant to Section 4.1, 4.2, 4.3 or 4.4 and the agreement contained in this Section 4.5 shall be to require the Master Servicer, TMSI or TMSI's designee, as the case may be, to purchase Financed Student Loans or to reimburse the Issuer as provided above pursuant to this
Section 4.5, subject to the conditions contained herein. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Financed Student Loan or the reimbursement for any interest penalty pursuant to this Section 4.5.

          Notwithstanding anything contained in this Section 4.5 to the contrary, with respect to any purchase obligation arising as a result of a Guarantor denying a Guarantee Payment on a Financed Student Loan, neither the Master Servicer, nor TMSI, nor TMSI's designee shall be required to purchase such Financed Student Loan pursuant to this Section 4.5 until the last day of the Collection Period occurring seven months after the date a claim is rejected.

          SECTION 4.6. SERVICING FEE; SERVICING FEE CARRYOVER. For its services hereunder, the Master Servicer shall be entitled to receive the Servicing Fee and any Servicing Fee Carryover in the manner set forth in Section
5.5. Notwithstanding anything to the contrary contained herein or in any other Basic Document, the Master Servicer shall only be entitled to receive any Servicing Fee Carryover on any applicable Note Distribution Date or Certificate Distribution Date if and to the extent that sufficient funds are available pursuant to Section 5.5(e)(iii), 5.6(b)(A) or 5.6(c).

          SECTION 4.7. ADMINISTRATOR'S CERTIFICATE. (a) On each --------------------------- Determination Date, the Administrator will advise the Indenture Trustee in writing of the applicable Noteholders' Interest Distribution Amount or Certificateholders' Interest Distribution Amount. Additionally, no later than 16 days prior to each Note Distribution Date for the Class of Notes then entitled to receive payments of principal (or, after all Notes have been paid in full, no later than 16 days prior to each Certificate Distribution Date) the Administrator will advise the Indenture Trustee in writing of the applicable Noteholders' Principal Distribution Amount (or, after all the Notes have been paid in full, for the Class of Certificates with the earliest Final Maturity Date, the Certificateholders' Principal Distribution Amount). Further, on the Determination Date relating to the first Certificate Distribution Date occurring each month (or for each month in which a Note Distribution Date occurs earlier than the Certificate Distribution Date, on the Determination Date relating to such earlier Note Distribution Date), the Administrator will advise the Indenture Trustee in writing of Transaction Fees (separately and in the aggregate) for the preceding month.

          (b) On each Determination Date, the Administrator also shall deliver to the Eligible Lender Trustee, the Indenture Trustee and the Seller (if the Seller is not also the Administrator), with a copy to the Surety Provider and to the Rating Agencies, an Administrator's Certificate containing all information necessary to make the distributions pursuant to Sections 5.5, 5.6 and 5.8(b), if applicable, for the upcoming Note Distribution Date or Certificate Distribution Date. Such Administrator's Certificate also shall include the amount, if any, of Note Surety Bond Payments or Certificate Surety Bond Payments required to be made on the upcoming Note Distribution Date or Certificate Distribution Date. Financed Student Loans to be repurchased by the Seller (whether pursuant to Section 2.3 or 3.2), purchased by the Master Servicer, TMSI or TMSI's designee or acquired by any Guarantor shall be identified by the Administrator by type of loan and borrower social security number with respect to such Financed Student Loan (as specified in Schedule A).

         (c) On or before the 15th day of each month, the Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee and the Seller (if the Seller is not also the Administrator), with a copy to the Surety Provider and the Rating Agencies, a report setting forth by component the Available Funds for the immediately preceding Collection Period.

          SECTION 4.8. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT. (a) Each of the Master Servicer and the Administrator shall deliver to the Seller, the Eligible Lender Trustee and the Indenture Trustee, on or before April 30 of each year beginning April 30, 1998, an Officer's Certificate of the Master Servicer or the Administrator, as the case may be, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Master Servicer or the Administrator, as the case may be, during the preceding 12-month period and of its performance under this Agreement, the Sale and Servicing Agreement and any other Supplemental Sale and Servicing Agreements has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer or the Administrator, as the case may be, has fulfilled all its obligations under such Agreements, or under such Agreements and the Administration Agreement, respectively, throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Pursuant to the Indenture, the Indenture Trustee shall send a copy of each such Officers' Certificate and each report referred to in Section
4.9 to the Rating Agencies, and the Eligible Lender Trustee shall send a copy of each such Officers' Certificate and each such report to the Surety Provider. A copy of each such Officers' Certificate and each report referred to in Section
4.9 may be obtained by any Certificateholder, Certificate Owner, Noteholder or Note Owner by a request in writing to the Eligible Lender Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Eligible Lender Trustee that such Person is one of the foregoing parties. Pursuant to the Indenture, upon the telephone request of the Eligible Lender Trustee, the Indenture Trustee will promptly furnish the Eligible Lender Trustee a list of Noteholders as of the date specified by the Eligible Lender Trustee.

          (b) The Master Servicer shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Surety Provider and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of the Master Servicer of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Default under Section 8.1(a).

          (c) The Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer, the Surety Provider and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Section 8.1(b)(1), (2) or (3).

         SECTION 4.9.  ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'
REPORT. Each of the Master Servicer and the Administrator shall cause Deloitte & Touche, KPMG Peat Marwick, or any other firm of independent certified public accountants approved by the Surety Provider, to deliver to the Seller, the Eligible Lender Trustee, the Indenture Trustee and the Surety Provider on or before April 30 of each year beginning April 30, 1998, a report addressed to the Master Servicer and to the Seller, the Eligible Lender Trustee and the Indenture Trustee, to the effect that such firm has examined certain documents and records relating to the servicing of the Financed Student Loans, for the administration of the Financed Student Loans and of the Trust, as the case may be, during the preceding calendar year and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such servicing or administration was conducted in compliance with the terms of this Agreement, the Sale and Servicing Agreement, any other Supplemental Sale and Servicing Agreements, or with the terms of such Agreements and the Administration Agreement, as the case may be, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report.

         Such report will also indicate that the firm is independent of the Master Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

        SECTION 4.10.  ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION
REGARDING FINANCED STUDENT LOANS. Upon reasonable prior notice, the Master Servicer shall provide access to the Financed Student Loan Files (i) to the Surety Provider and the Eligible Lender Trustee and (ii) to the Certificateholders or the Noteholders in such cases where the Certificateholders or the Noteholders shall be required by applicable statutes or regulations to review such documentation, as demonstrated by evidence satisfactory to the Master Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Master Servicer.

          SECTION 4.11. MASTER SERVICER AND ADMINISTRATOR Expenses. The Master Servicer and the Administrator shall be severally required to pay all expenses incurred by them in connection with their respective activities hereunder and under the Sale and Servicing Agreement and all other Supplemental Sale and Servicing Agreements, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer or the Administrator, as the case may be, and expenses incurred in connection with distributions and reports to the Administrator or to the Certificateholders, the Noteholders, the Eligible Lender Trustee and the Surety Provider, as the case may be.

          SECTION 4.12. APPOINTMENT OF SUBSERVICER. The Master Servicer may at any time, upon the written consent of the Surety Provider, appoint a subservicer to perform all or any portion of its obligations as Master Servicer hereunder and under the Sale and Servicing Agreement and any other Supplemental Sale and Servicing Agreements; PROVIDED, HOWEVER, that the Rating Agency Condition shall have been satisfied in connection therewith; PROVIDED FURTHER that the Master Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, the Noteholders and the Surety Provider for the servicing and administering of the Financed Student Loans in accordance with the provisions hereof and of the Sale and Servicing Agreement and any other Supplemental Sale and Servicing Agreements without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Financed Student Loans. The Surety Provider may, pursuant to and in accordance with Section 4.08 of the Insurance Agreement, direct the Master Servicer, which shall act in accordance with such direction within a reasonable period of time after receipt thereof, to remove any subservicer. The fees and expenses of the subservicer shall be as agreed between the Master Servicer and its subservicer from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or the Surety Provider shall have any responsibility therefor.

                                     ARTICLE V

                         DISTRIBUTIONS; RESERVE ACCOUNT;
                STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

          SECTION 5.1. ESTABLISHMENT OF TRUST ACCOUNTS. (a) Pursuant to the Sale and Servicing Agreement, the Indenture Trustee, for the benefit of the Noteholders, has established and maintains in the name of the Indenture Trustee each of the Collection Account, the Note Distribution Account, the Reserve Account, the Pre-Funding Account, the Capitalized Interest Account, the Capitalized Pre-Funding Account, the Expense Account and the Monthly Advance Account. The Eligible Lender Trustee, for the benefit of the Certificateholders, has established and maintains in the name of the Eligible Lender Trustee the Certificate Distribution Account and the Certificate Monthly Advance Account. The foregoing accounts are referred to collectively as the "Trust Accounts". Each such Trust Account shall be an Eligible Deposit Account and, except for the Certificate Distribution Account and the Certificate Monthly Advance Account, shall be entitled as follows: "[Name of Account] for the benefit of [Trust 199_-_] and Bankers Trust Company, as Indenture Trustee, as their interests may appear." The Certificate Distribution Account and the Certificate Monthly Advance Account shall be entitled as follows: "[Trust 199_-_] [Certificate Distribution Account][Certificate Monthly Advance Account]."

          (b) Funds on deposit in the Trust Accounts shall be invested by the Indenture Trustee and, in the case of the Certificate Distribution Account and the Certificate Monthly Advance Account, the Eligible Lender Trustee in Eligible Investments pursuant to written instructions from the Administrator, on behalf of the Issuer; PROVIDED, HOWEVER, it is understood and agreed that the Indenture Trustee and the Eligible Lender Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by the Indenture Trustee and the Eligible Lender Trustee for the benefit of the Issuer; provided that all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Available Funds for the related Note Distribution Date or Certificate Distribution Date. Funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the day on which funds in the applicable Trust Account may be required to be withdrawn; PROVIDED, HOWEVER, that funds on deposit in such Trust Accounts may be invested in Eligible Investments of the Indenture Trustee or of the Eligible Lender Trustee, in the case of the Certificate Distribution Account and Certificate Monthly Advance Account, which may mature so that such funds will be available on the following Business Day. Funds deposited in a Trust Account on a Business Day which immediately precedes a Note Distribution Date or Certificate Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

                  (c) (i) The Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account) shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and Certificate Monthly Advance Account) for the benefit of the Issuer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Administrator, on behalf of the Issuer, agrees that it shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Surety Provider may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator, on behalf of the Issuer, agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account), the Administrator shall notify the Indenture Trustee and the Eligible Lender Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                  (ii) With respect to the Trust Account Property, the Indenture Trustee agrees (or, with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account, the Eligible Lender Trustee agrees), by its acceptance thereof, that:

                    (A) any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 5.1(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account), and the Indenture Trustee (or the Eligible Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account) shall have sole signature authority with respect thereto;

                     (B) any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

                    (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulation shall be Delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                  (D)  any Trust Account Property that is an
            "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

           (iii) The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Eligible Lender Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts (or the Eligible
 Lender Trustee with respect to the Certificate Distribution Account and the Certificate Monthly Advance Account) for the purpose of permitting the Master Servicer, the Administrator or the Eligible
 Lender Trustee to carry out its respective duties hereunder or under the Trust Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture.

          SECTION 5.2.  COLLECTIONS.  The Master Servicer shall
remit to the Collection Account all payments by or on behalf of the Obligors with respect to the Financed Student Loans for which it, rather than a subservicer, is acting as Primary Servicer (other than Purchased Student Loans), (i) within one Business Day after it has received an aggregate of $30,000 during any Collection Period and (ii) on the last Business Day of each Collection Period, all other collections received during such Collection Period. The Master Servicer shall cause each other Servicer to remit to the Collection Account, within one Business Day of receipt thereof, all payments by or on behalf of the Obligors with respect to the Financed Student Loans for which such other Servicer is acting as Primary Servicer. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Financed Student Loans by or on behalf of borrowers thereof and the Guarantors.

         SECTION 5.3. APPLICATION OF COLLECTIONS. With respect to each Financed Student Loan, all collections (including all Guarantee Payments) with respect thereto shall be applied in accordance with regulations of the Department and the applicable Guarantor.

        SECTION 5.4. ADDITIONAL DEPOSITS. Within two Business Days after receipt thereof, the Eligible Lender Trustee (or the Master Servicer on its behalf) shall deposit in the Collection Account the aggregate amount of Interest Subsidy Payments and Special Allowance Payments received by it with respect to the Financed Student Loans, and the Seller shall deposit in the Collection Account any amount owed pursuant to Section 3.2 no later than the last day of the Collection Period during which any such amount is owed. The Master Servicer or TMSI shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Master Servicer or TMSI under Section 4.5 when such amounts are due, and the Seller or TMSI shall deposit or cause to be deposited therein the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Seller or TMSI under Sections 3.2 or the Seller under Section 9.1 when such amounts are due. The Seller, the Master Servicer and the Administrator also shall deposit in the Collection Account all amounts required to be deposited therein pursuant to, and within the time periods provided by, Section 2.3. Notwithstanding the foregoing, the Master Servicer shall deposit, or cause to be deposited, directly into the Reserve Account any payments of or with respect to principal relating to a Financed Student Loan for which a Realized Loss was previously allocated (but only up to the amount of such Realized Loss), and shall deposit, or cause to be deposited, directly into the Collection Account any payments of or with respect to interest relating to a Financed Student Loan for which a Realized Loss was previously allocated.

           TMSI also shall, in its sole discretion, deposit into the Monthly Advance Account the amount of any Monthly Advances determined to be made by TMSI pursuant to Section 5.13 no later than the Determination Date relating to the Note Distribution Date or Certificate Distribution Date, as the case may be, when such amounts are to be applied as a payment of interest. On each related Certificate Distribution Date, the Indenture Trustee will transfer from the Monthly Advance Account to the Eligible Lender Trustee, by wire transfer no later than 11:00 a.m. New York time, for deposit into the Certificate Monthly Advance Account the Monthly Advance for such Certificate Distribution Date. Pursuant to Section 5.13, if after making a Monthly Advance the Master Servicer receives the Guarantee Payment, Special Allowance Payment or Interest Subsidy Payment for which such Monthly Advance was made, the Master Servicer may reimburse TMSI, immediately upon demand, from such Guarantee Payment, Special Allowance Payment or Interest Subsidy Payment, as the case may be, on deposit in the Collection Account up to the amount of the related Monthly Advance.

         SECTION 5.5. DISTRIBUTIONS. (a) On each Note Distribution Date relating to the Series 199_-_ Notes, pursuant to the Administrator's instructions, the Indenture Trustee will transfer from the Collection Account to the Note Distribution Account, from payments received on or with respect to the Financed Student Loans during the Collection Period immediately preceding the month of such Note Distribution Date (or, for such Collection Periods as may be set forth in a Terms Supplement), an amount up to the related Noteholders' Interest Distribution Amount. If a Class of Series 199_-_ Notes has the earliest Final Maturity Date of all Classes of Notes then Outstanding, for the Class of Series 199_-_ Notes with the earliest Final Maturity Date, on the first Note Distribution Date for such Class occurring in each month, commencing January 1997, after making the transfer set forth in the prior sentence, the Indenture Trustee will transfer from the Collection Account to the Note Distribution Account from payments received on or with respect to the Financed Student Loans during the Collection Period immediately preceding the month prior to the month of such Note Distribution Date (or for such other Collection Periods as may be set forth in a Terms Supplement), an amount up to the Noteholders' Principal Distribution Amount; provided, however, that for each month in which the first Note Distribution Date for any Series of Notes occurs prior to the Certificate Distribution Date in such month, prior to transferring amounts to the Note Distribution Account, the Indenture Trustee will transfer to the Expense Account, from payments received on or with respect to the Financed Student Loans during the immediately preceding Collection Period, an amount up to the Transaction Fees for the month preceding such Note Distribution Date and all overdue Transaction Fees from prior months.

         (b) On each Certificate Distribution Date, pursuant to information contained in the Administrator's Certificate delivered in accordance with Section 4.7, the Indenture Trustee will transfer from the Collection Account, from payments received on or with respect to the Financed Student Loans during the immediately preceding Collection Period, (i) to the Expense Account, an amount up to the excess, if any, of the Transaction Fees for the month preceding such Certificate Distribution Date and all overdue Transaction Fees from prior months over the amount, if any, previously transferred to the Expense Account during the month of such Certificate Distribution Date and (ii) to the Eligible Lender Trustee, by wire transfer no later than 11:00 a.m. New York time, for deposit in the Certificate Distribution Account, an amount up to the related Certificateholders' Interest Distribution Amount. Additionally, after each Class of Notes has been paid in full, on each Certificate Distribution Date relating to the Class of Certificates with the earliest Final Maturity Date, the Indenture Trustee will transfer from the Collection Account to the Eligible Lender Trustee, by wire transfer no later than 11:00 a.m. New York time, for deposit in the Certificate Distribution Account, from payments received on or with respect to the Financed Student Loans during the Collection Period immediately preceding the month prior to such Certificate Distribution Date, an amount up to the applicable Certificateholders' Principal Distribution Amount.

         (c) On the first Note Distribution Date for any Series of
Notes occurring in March, June, September and December, or in the case of clause
(iii) below on the first Note Distribution Date occurring in each month (or if in any such month a Certificate Distribution Date occurs prior to such first Note Distribution Date, on such Certificate Distribution Date), the Indenture Trustee, pursuant to information contained in the Administrator's Certificate delivered in accordance with Section 4.7, will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account pursuant to Section 5.6) the following amounts in the following order of priority: (i) to the Master Servicer, the Servicing Fee and all overdue Servicing Fees, (ii) to the Administrator, the Administration Fee and all overdue Administration Fees, (iii) to the Auction Agent, the Auction Agent Fee and all overdue Auction Agent Fees, (iv) to the Indenture Trustee, the Indenture Trustee Fee and all overdue Indenture Trustee Fees, (v) to the Eligible Lender Trustee, the Eligible Lender Trustee Fee and all overdue Eligible Lender Trustee Fees and (vi) to the Surety Provider, the Surety Provider Fee and all overdue Surety Provider Fees.

         (d) On each Note Distribution Date, the Indenture Trustee will distribute to the Noteholders of the applicable Class as of the related Record Date all amounts transferred to the Note Distribution Account as set forth above (in addition to any amounts transferred from the Capitalized Interest Account, the Capitalized Pre-Funding Account, the Pre-Funding Account and the Reserve Account, each as set forth below in this Article V, any amounts received under the applicable Note Surety Bond pursuant to Section 10.1(a) and any Monthly Advances deposited into the Monthly Advance Account pursuant to Section 5.4).
On each Certificate Distribution Date, the Eligible Lender Trustee will distribute to the Certificateholders as of the related Record Date all amounts transferred to the Certificate Distribution Account as set forth above
(in addition to any amounts transferred from the Capitalized Interest Account and the Reserve Account, each as set forth below in this Article V, any amounts received under the Certificate Surety Bond pursuant to Section 10.1(b) and any Monthly Advances deposited into the Certificate Monthly Advance Account pursuant to Section 5.4).

         (e) On the last Note Distribution Date occurring in January,
April, July and October (or if in any such month a Certificate Distribution Date occurs after such last Note Distribution Date, on such Certificate Distribution
Date), after making all required transfers to the Note Distribution Account and, if applicable, the Certificate Distribution Account and the Expense Account, the Indenture Trustee, pursuant to information contained in the Administrator's Certificate delivered in accordance with Section 4.7, will transfer any amounts remaining in the Collection Account (other than amounts representing payments received during such month or payments of or with respect to principal received in the immediately preceding month) in the following order of priority:
(i) to the Surety Provider, the amount, if any, necessary to reimburse the Surety Provider for prior Note and Certificate Surety Bond Payments, together with interest thereon at the rate set forth in the Insurance Agreement, (ii) to the Reserve Account, the amount, if any, necessary to increase the balance thereof to the Specified Reserve Account Balance, (iii) to the Master Servicer, the aggregate unpaid amount of the Servicing Fee Carryover, if any, (iv) to the Note Distribution Account, the aggregate unpaid amount of Noteholders' Interest Carryover, if any, and (v) to the Certificate Distribution Account, the aggregate unpaid amount of Certificateholders' Interest Carryover, if any. Any amounts remaining in the Collection Account after such transfers (other than amounts representing payments received during such month or payments of or with respect to principal received in the immediately preceding month) will be transferred to the Reserve Account. Amounts transferred to the Note Distribution Account or the Certificate Distribution Account pursuant to clauses (iv) and (v) above, respectively, will be paid to the applicable Class of Notes or Certificates on the next Note Distribution Date or Certificate Distribution Date relating to such Class of Notes or Certificates. Notwithstanding the foregoing, if the amount on deposit in the Reserve Account, after giving effect to all distributions otherwise required to be made on such date, equals the greater of (i) 1% of the then outstanding principal balance of the Notes and the Certificates and (ii) $1,500,000 (but in
no event greater than the then outstanding principal balance of the Notes and the Certificates), amounts otherwise required to be deposited into the Reserve Account pursuant to clause (ii) above may, instead, be applied as an Additional Principal Payment on the next applicable Note Distribution Date for which a payment of principal is to be made on the Class of Notes with the earliest Final Maturity Date (or, after all the Notes have been paid in full, on the next Certificate Distribution Date).

        (f) Notwithstanding the foregoing, if there has been an Event of Default with respect to payment of the Notes, the Certificateholders will not be entitled to any payments of principal or interest until each outstanding Class of Notes has been paid in full.

        (g) Notwithstanding the foregoing, if during a Collection
Period a Serial Loan was transferred by the Trust to the Seller's designee pursuant to Section 2.3(b), Student Holdings, in its capacity as a holder of a 1% interest in the Certificates, shall receive on the Note Distribution Date or Certificate Distribution Date, as the case may be, when the related Purchase Amount is distributed to Noteholders or Certificateholders, as applicable, any proceeds received by the Trust in excess of the Purchase Amount of the transferred Financed Student Loan.

        (h) Distributions on a Note Distribution Date or Certificate Distribution Date shall be initiated by 11:00 a.m. (New York City time) on such Note Distribution Date or Certificate Distribution Date; provided, however, that any distributions from the Certificate Distribution Account shall be made at the times set forth in Section 5.1 of the Trust
Agreement.

         Notwithstanding the foregoing, principal payments will be made to each Class of Notes (other than the Class A-7 and
Class A-9 Notes) and the Certificates only in amounts equal to $50,000 and integral multiples in excess thereof. If the amount in the Note Distribution Account or the Certificate Distribution Account otherwise required to be applied as a payment of principal to a Class of Notes (other than the Class A-7 and Class A-9 Notes) or the Certificates either (i) is less than $50,000 or (ii) exceeds an even multiple of $50,000, then, in the case of (i), such entire amount or, in the case of (ii), such excess amount, will not be paid as principal on the upcoming Note Distribution Date or Certificate Distribution Date, as the case may be, but will be retained in the Note Distribution Account or the Certificate Distribution Account, as the case may be, until the amount therein available for payment of principal (including any amounts transferred from the Reserve Account) equals $50,000 or any integral multiple thereof. On each note Distribution Date for which a Class A-7 or Class A-9 Notes is receiving a payment of principal, such principal will be distributed pro rata among all Note Owners of such Class A-7 or Class A-9 Notes as of the related Record Date based on the Outstanding Amount of such Class of Notes owned, and such distributions may be made in amounts less than $50,000.

        SECTION 5.6. RESERVE ACCOUNT. (a) On the Closing Date relating to the Series 199_-_ Notes, the Seller shall deposit the Reserve Account Initial Deposit, if any, into the Reserve Account.

        (b) If the amount on deposit in the Reserve Account on the last Note Distribution Date occurring in January, April, July and October (or if in any such month a Certificate Distribution Date occurs after such last Note Distribution Date, on such Certificate Distribution Date) (after giving effect to all deposits or withdrawals therefrom on such Note Distribution Date or Certificate Distribution Date) is greater than the then applicable Specified Reserve Account Balance, the Administrator shall instruct the Indenture Trustee
(A) to pay to the Master Servicer out of such excess an amount equal to the amount described in Section 5.5(e)(iii) for such Note Distribution Date or Certificate Distribution Date (to the extent not otherwise paid to the Master Servicer on such Note Distribution Date or Certificate Distribution Date), (B) to pay to the Note Distribution Account out of such remaining excess an amount equal to the amount described in Section 5.5(e)(iv) for such Note Distribution Date or Certificate Distribution Date (to the extent not otherwise paid to the Note Distribution Account on such Note Distribution Date or Certificate Distribution Date), (C) to pay to the Certificate Distribution Account out of such remaining excess an amount equal to the amount described in Section 5.5(e)(v) for such Distribution Date (to the extent not otherwise paid to the Certificate Distribution Account on such Distribution Date), (D) to pay to the Surety Provider any amounts remaining unpaid and owing pursuant to Section 2.02(p) of the Insurance Agreement, (E) to pay to the Collection Account any amounts required to be paid by the Seller, the Master Servicer or TMSI pursuant to Sections 3.2 or 4.5 as a result of breaches of representations and warranties made in Section 3.1, 4.1, 4.2, 4.3 or 4.4 to the extent the Seller or TMSI has not made such payments within the required time period, and (F) to distribute the remaining amount of such excess to TMS Student Holdings, Inc. as holder of a 1% interest in the Certificates and holder of the Series 199_-_ Certificates, or its permitted successors or assigns ("Student Holdings"). Amounts properly distributed pursuant to this paragraph (b) shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and Student Holdings shall in no event thereafter be required to refund any such distributed amounts. Notwithstanding the foregoing, if set forth in a supplement to this Agreement or a Trust Supplement, holders of Originators' Interests may receive amounts otherwise distributed to TMS Student Holdings, Inc. pursuant to subclause (F) above.

        (c) Following the payment in full of the aggregate outstanding principal amount of the Notes and the Certificates and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders, Certificateholders, the Master Servicer, the Administrator or the Surety Provider and the termination of the Trust (including any Servicing Fee Carryovers, Noteholders' Interest Carryover and Certificateholders' Interest Carryover), any amount remaining on deposit in the Reserve Account shall be distributed to Student Holdings. Student Holdings shall in no event be required to refund any amounts properly distributed pursuant to this Section 5.6(c).

               (d) (i) In the event that on the first Note Distribution Date for any Series of Notes occurring in March, June, September and December, or with respect to Section 5.5(c)(iii) on the first Note Distribution Date occurring in each month (or if in any such month a Certificate Distribution Date occurs prior to such first Note Distribution Date, on such Certificate Distribution Date), any amounts to be distributed as calculated pursuant to Section 5.5(c)(i)-(vi) exceed the amount on deposit in the Expense Account available for such purposes, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account the lesser of such excess and the amount on deposit in the Reserve Account (after giving effect to each withdrawal in the order specified in Section 5.5(c)(i)-(vi)) and deposit such withdrawn amount in the Expense Account for distribution as provided in Section 5.5; PROVIDED, HOWEVER, that, except as provided in Sections 5.6(b)(A) and 5.6(c), amounts on deposit in the Reserve Account will not be available to cover any unpaid Servicing Fee Carryover to the Master Servicer.

                  (ii) In the event that the Noteholders' Distribution Amount for a Note Distribution Date exceeds the amount in the Note Distribution Account for such Note Distribution Date available for such purposes, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account an amount equal to the lesser of such excess (after giving effect to any transfers from the Capitalized Interest Account and the Capitalized Pre-Funding Account on such Note Distribution Date) and the amount on deposit in the Reserve Account, (after giving effect to paragraph (d)(i) above), and deposit such withdrawn amount in the Note Distribution Account for distribution as provided in Section 5.5.

                  (iii) In the event that the Certificateholders' Distribution Amount for a Certificate Distribution Date exceeds the amount for such Certificate Distribution Date available for such purposes, the Administrator shall instruct the Indenture Trustee on such Distribution Date to withdraw from the Reserve Account an amount equal to the lesser of such excess (after giving effect to any transfers from the Capitalized Interest Account on such Certificate Distribution
        Date), and the amount on deposit in the Reserve Account (after giving effect to paragraphs (d)(i) through (d)(ii) above), and to deposit such withdrawn amount in the Certificate Distribution Account for distribution as provided in Section 5.5.

           SECTION 5.7.  STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS.
 On each Determination Date preceding a Note Distribution Date and a Certificate Distribution Date, the Master Servicer or the Administrator shall provide to the Indenture Trustee (with a copy to the Surety Provider and to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Note Distribution Date to each Noteholder of the applicable Class of record and to the Eligible Lender Trustee for the Eligible Lender Trustee to forward on such succeeding Certificate Distribution Date to each Certificateholder of the applicable Class of record, a statement substantially in the form of Exhibits A and B, respectively, setting forth at least the following information with respect to such Note Distribution Date and Certificate Distribution Date or the preceding Collection Period, to the extent applicable (provided, however, that with respect to each Note Distribution Date other than the first Note Distribution Date occurring in each month, such statement need only contain the information set forth in clauses (ii), (iii), (v), (vi) and (xii) below):

           (i) the amount of such distribution allocable to principal;

           (ii) the amount of the distribution allocable to interest;

           (iii) the amount, if any, of the distribution allocable to any Noteholders' Auction Rate Interest Carryover, any Noteholders' LIBOR Rate Interest Carryover, any Certificateholders' Auction Rate Interest Carryover and any Certificateholders' LIBOR Rate Interest Carryover, together with any remaining outstanding amount of each thereof;

           (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

            (v) the aggregate outstanding principal amount of the Notes of each Class and the Certificates of each Class as of such Note Distribution Date or Certificate Distribution
         Date, after giving effect to payments allocated to principal reported under clause (i) above;

            (vi) the Class Interest Rate for the applicable Class of Notes and the Certificate Rate for the applicable Class of Certificates with respect to each distribution referred to in clause (ii) above, indicating whether such interest rate is calculated based on the Net Loan Rate or based on the applicable Auction Rate or LIBOR Rate, as the case may be, and specifying what each such interest would have been using the alternate basis for such calculation;

            (vii) the amount of the Servicing Fee and any Servicing Fee Carryover allocated to the Master Servicer with respect to the related Collection Period, and the amount, if any, of the Servicing Fee Carryover remaining unpaid after giving effect to any such allocation;

            (viii) the amount of the Administration Fee, the Auction Agent Fee, the Indenture Trustee Fee, the Eligible Lender Trustee Fee and the Surety Provider Fee allocated in respect of the preceding Collection Period;

             (ix) the amount of payment to the Surety Provider in reimbursement of prior draws under any Note Surety Bond or the Certificate Surety Bond including interest thereon;

             (x) the amount of the aggregate Realized Losses, if any, for such Collection Period and any recoveries of principal and interest received during such Collection Period relating to Financed Student Loans for which a Realized Loss was previously allocated;

             (xi) the amount of the distribution attributable to amounts in the Reserve Account, the amount of any other withdrawals from the Reserve Account for such Note Distribution Date or Certificate Distribution Date and the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Note Distribution Date or Certificate Distribution Date;

             (xii) the amount of any draw required to be made under the applicable Note Surety Bond or the applicable
         Certificate Surety Bond;

             (xiii) for Note Distribution Dates during the Funding Period, the portion, if any, of the distribution attributable to amounts on deposit in the Pre-Funding Account and the Capitalized Pre-Funding Account and the remaining Pre-Funded Amount;

             (xiv) for Note Distribution Dates during the Funding Period, the aggregate amount, if any, paid by the Eligible Lender Trustee on behalf of the Trust for Additional Financed Student Loans during the preceding Collection Period;

             (xv) for the first Note Distribution Date on or immediately following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to make Additional Fundings and is being paid out to Noteholders;

             (xvi) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding
          Collection Period;

             (xvii) the number and principal amount of Financed Student Loans, as of the end of the preceding Collection Period, that are (i) 30 to 60 days delinquent, (ii) 61 to 90 days delinquent, (iii) 91 to 120 days delinquent, (iv) more than 120 days delinquent and (v) for which claims have been filed with the appropriate Guarantor and which are awaiting payment; and

            (xviii) the Parity Percentage, including the numerator and denominator used in determining such Parity Percentage.

Each amount set forth pursuant to paragraph (i), (ii), (vii), and (viii) above shall be expressed as a dollar amount per $50,000 of original principal balance of a Certificate or Note, as applicable. A copy of the statements referred to above may be obtained by any Certificate Owner or Note Owner by a written request to the Eligible Lender Trustee or the Indenture Trustee, respectively, addressed to the respective Corporate Trust Office.

The statements referred to above will not be provided to holders of Originators' Interests. Any Trust Supplement authorizing the issuance of one or more Originators' Interests also will set forth the information respecting such Originators' Interests to be provided by the Master Servicer to the Eligible Lender Trustee for the Eligible Lender Trustee to forward to the holders of such Originators' Interests. So long as any Note or Certificate is a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act, the Master Servicer shall provide, upon request of a Holder of any such Note or Certificate and a prospective purchaser designated by such Holder, the information which is required to be delivered under Rule 144A(d)(4) under the Securities Act, if at the time of the request the Issuer is not a reporting company under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

          SECTION 5.8. PRE-FUNDING ACCOUNT. (a) On the Closing Date relating to the Series 199_-_ Notes, the Issuer will deposit in the Pre-Funding Account $_________ from the net proceeds of the sale of the Series 199_-_ Notes. On each Transfer Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account an amount equal to ______% of the principal balance of, plus accrued interest from the Subsequent Cut-off Date to the Transfer Date on, the Additional Financed Student Loans transferred to the Eligible Lender Trustee on behalf of the Issuer on such Transfer Date and to distribute such amount to or upon the order of the holder of the Series 199_-_ Certificates, upon satisfaction of the conditions set forth in Section 2.2 with respect to such transfer.

         (b) If (x) the Pre-Funded Amount has not been reduced to zero on the last day of the Funding Period relating to the
Series 199_-_ Notes (or, if such Funding Period ends prior to such Note Distribution Date, on the first Note Distribution Date for the Class of Notes with the earliest Final Maturity Date following the end of the Funding Period) or (y) the Pre-Funded Amount has been reduced to $100,000 or less on any Note Distribution Date, in either case after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date pursuant to paragraph (a) above, the Administrator shall instruct the Indenture Trustee pursuant to Section 4.7(b) to withdraw from the Pre-Funding Account on the next Note Distribution Date relating to the Class of Notes with the earliest Final Maturity Date an amount equal to the Pre-Funded Amount and to distribute such amount to Noteholders of the Class of Notes with the earliest Final Maturity Date as a payment of principal in the same manner as the Noteholders' Principal Distribution Amount is distributed.

       SECTION 5.9. CAPITALIZED PRE-FUNDING ACCOUNT. On the Closing Date relating to the Series 199_-_ Notes, the Administrator shall instruct the Indenture Trustee to withdraw all amounts on deposit in the Capitalized Pre-Funding Account and transfer such amounts to the Capitalized Interest Account.

       SECTION 5.10.  CAPITALIZED INTEREST ACCOUNT.  On the
Closing Date relating to the Series 199_-_ Notes, (i) the Seller shall deposit $_________ in the Capitalized Interest Account and (ii) the Administrator shall instruct the Indenture Trustee to deposit in the Capitalized Interest Account all amounts transferred from the Capitalized Pre-Funding Account pursuant to Section 5.9. On each Note Distribution Date, for so long as funds remain therein, the Indenture Trustee shall withdraw from the Capitalized Interest Account for deposit into the Note Distribution Account an amount up to the excess, if any, of the Noteholders' Interest Distribution Amount for such Note Distribution Date over the sum of the amounts transferred to the Note Distribution Account pursuant to Sections 5.5(a) and 5.9.
Also, on each Certificate Distribution Date, for so long as funds remain therein, the Indenture Trustee shall withdraw from the Capitalized Interest Account and transfer to the Eligible Lender Trustee, by wire transfer no later than 11:00 a.m. New York time, for deposit in the Certificate Distribution Account an amount up to the excess, if any, of the Certificateholders' Interest Distribution Amount for such Certificate Distribution Date over the amount transferred to the Certificate Distribution Account pursuant to Section 5.5(b). On the last Note Distribution Date occurring in [__________] for any Series of Notes (after giving effect to all withdrawals from the Capitalized Interest Account and the Certificate Monthly Advance Account), the Administrator shall instruct the Indenture Trustee to withdraw any amounts remaining in the Capitalized Interest Account and transfer such amounts to the Reserve Account or, with the consent of the Surety Provider, apply such amounts as Additional Principal Payments.

        SECTION 5.11. EXPENSE ACCOUNT. The Administrator shall instruct the Indenture Trustee to deposit funds into, and withdraw funds from, the Expense Account as set forth in Sections 5.5 and 5.6. Any funds remaining in the Expense Account upon termination of the Trust shall be distributed to the Master Servicer as additional servicing compensation.

       SECTION 5.12. NOTE DISTRIBUTION ACCOUNT AND CERTIFICATE DISTRIBUTION ACCOUNT. The Administrator shall instruct the Indenture Trustee to deposit funds into, and withdraw funds from, the Note Distribution Account and the Certificate Distribution Account as set forth in Sections 5.5, 5.6, 5.8,
5.9, 5.10 and 10.1.

       SECTION 5.13. MONTHLY ADVANCES. If the Master Servicer has applied for a Guarantee Payment from a Guarantor or an Interest Subsidy Payment or a Special Allowance Payment from the Department, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Note Distribution Date or Certificate Distribution Date on which such amount would be required to be distributed as a payment of interest, TMSI may, no later than the Determination Date relating to such Note Distribution Date or Certificate Distribution Date, as the case may be, in its sole discretion, deposit into the Monthly Advance Account an amount up to the amount of such payments applied for but not received (such deposits by the Master Servicer are referred to herein as "Monthly Advances"). Such Monthly Advances are recoverable by the TMSI from the Guarantee Payment, Interest Subsidy Payment or Special Allowance Payment, as the case may be, for which such Monthly Advance was made. TMSI shall have no obligation, legal or otherwise, to make any Monthly Advance, and the making of or decision to make a particular Monthly Advance shall not create any obligation on TMSI, legal or otherwise, to make any future Monthly Advances.

                                     ARTICLE VI.

                       THE SELLER AND THE MASTER SERVICER

      SECTION 6.1.  REPRESENTATIONS OF SELLER AND MASTER SERVICER. The
Seller and Master Servicer make the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans being conveyed pursuant to this Agreement. The representations speak as of the execution and delivery of this Agreement in the case of the Initial Financed Student Loans, and as of the applicable Transfer Date, in the case of the Additional Financed Student Loans, but shall survive the sale, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

      (a) ORGANIZATION AND GOOD STANDING. Each of the Seller, TMSI and the Master Servicer is duly incorporated and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right, in the case of the Seller, to originate, acquire and own the Financed Student Loans, and in the case of the Master Servicer, to service the Financed Student Loans and hold the Financed Student Loan Files as custodian.

      (b) DUE QUALIFICATION. The Master Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership and lease of property or the conduct of its business (including the servicing of the Financed Student Loans as required by this Agreement) shall require such qualifications.

      (c) POWER AND AUTHORITY. Each of the Seller, the Master Servicer and TMSI has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full corporate power and authority to contribute and assign the property to be sold and assigned to and deposited with the Issuer (or with the Eligible Lender Trustee on behalf of the Issuer) and the Seller has duly authorized such contribution and assignment to the Issuer (or to the Eligible Lender Trustee on behalf of the Issuer) by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller, the Master Servicer and TMSI by all necessary corporate action.

      (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Seller, TMSI and the Master Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally or and subject to general principles of equity.

      (e)    NO VIOLATION.  The consummation of the
transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute
 (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of the Seller, TMSI or the Master Servicer, or any indenture, agreement or other instrument to which the Seller, TMSI or the Master Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of either the Seller, TMSI or the Master Servicer, any order, rule or regulation applicable to it of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller, TMSI or the Master Servicer or its properties.

      (f) NO PROCEEDINGS. There are no proceedings or investigations pending against the Seller, the Master Servicer or TMSI or, to its best knowledge, threatened against the Seller, the Master Servicer or TMSI, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by either the Seller, the Master Servicer or TMSI of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) seeking to affect adversely the Federal or State income tax attributes of the Issuer, the Notes or the Certificates.

       (g) ALL CONSENTS. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by either the Seller, TMSI or the Master Servicer in connection with the execution and delivery by either the Seller, TMSI or the Master Servicer of this Agreement and the performance by either the Seller, TMSI or the Master Servicer of the transactions contemplated by this Agreement, have been duly obtained, effected or given and are in full force and effect.

       (h) NO AMENDMENT OR WAIVER. No provision of a Financed Student Loan has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Financed Student Loan File, and no such amendment, waiver, alteration or modification causes such Financed Student Loan not to conform to the other warranties contained in this Section or those of the Seller contained in Section 3.1.

       (i)   Location of Financed Student Loan Files.  The
Financed Student Loan Files are kept in the office of the Master
 Servicer specified in, or in accordance with, Section 3.4(b).

        SECTION 6.2.  EXISTENCE.  During the term of this
Agreement, each of the Seller, the Master Servicer and TMSI will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its organization.

        SECTION 6.3. LIABILITY AND INDEMNITIES. (a) Each of the Seller, the Master Servicer and TMSI shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller, the Master Servicer or TMSI, as the case may be, under this Agreement.

                  (b) The Seller and TMSI shall jointly and severally indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee and the Indenture Trustee and their officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein (except any such income taxes arising out of fees paid to the Eligible Lender Trustee or the Indenture Trustee), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and costs and expenses in defending against the same.

                 (c) The Seller and TMSI shall jointly and severally indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, the Noteholders and the Surety Provider and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Surety Provider from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's, the Issuer's or the Eligible Lender Trustee's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

                  (d) The Seller and TMSI shall be liable as primary obligors for, and shall indemnify, defend and hold harmless the Eligible Lender Trustee and its officers, directors, employees and agents from and against, all costs, expenses, losses, claims, damages, obligations and liabilities arising out of, incurred in connection with or relating to the Trust Agreement, the other Basic Documents, the Trust Estate, the acceptance or performance of the trusts and duties set forth herein and in the Trust Agreement or the action or the inaction of the Eligible Lender Trustee hereunder and under the Trust Agreement, except to the extent that such cost, expense, loss, claim, damage, obligation or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Eligible Lender Trustee, (ii) shall arise from any breach by the Eligible Lender Trustee of its covenants under any of the Basic Documents; or (iii) shall arise from the breach by the Eligible Lender Trustee of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this paragraph, the Eligible Lender Trustee's choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

                  (e) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate (other than those taxes expressly excluded from the Seller's responsibilities pursuant to the parentheticals in paragraph (a) above).

                  (f) Pursuant to Section 6.7 of the Indenture, and subject to the limitations therein, the Seller and TMSI shall pay reasonable compensation to the Indenture Trustee and shall reimburse the Indenture Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities, to the extent and in the manner provided in the Indenture.

                  (g) The Master Servicer and TMSI shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders, the Noteholders and the Surety Provider and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Surety Provider from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, the Master Servicer's or TMSI's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement. Notwithstanding the foregoing, if the Master Servicer or TMSI is rendered unable, in whole or part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes and other disasters) to satisfy its obligations under this Agreement, the Master Servicer and TMSI shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Master Servicer or TMSI remains unable to perform such obligation as a result of such event.

                  (h) Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the
 Indenture Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller, TMSI or the Master Servicer, as the case may be, shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, TMSI or the Master Servicer, as the case may be without interest.

          SECTION 6.4.  [Reserved]

          SECTION 6.5. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SELLER, THE ADMINISTRATOR OR THE MASTER SERVICER. Any Person
(a) into which the Seller, the Administrator or the Master Servicer, as the case may be, may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller, the Administrator or the Master Servicer, as the case may be, shall be a party or (c) which may succeed to the properties and assets of the Seller, the Administrator or the Master Servicer, as the case may be, substantially as a whole, shall be the successor to the Seller, the Administrator or the Master Servicer, as the case may be, without the execution or filing of any document or any further act by any of the parties to this Agreement; PROVIDED, HOWEVER, that each of the Seller, the Administrator and the Master Servicer hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Seller, Administrator or Master Servicer, as the case may be, if other than Trans-World Insurance Company, executes an agreement of assumption to perform every obligation of the Seller, the Administrator or the Master Servicer, as the case may be, under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 or 6.1 shall have been breached, (iii) the Seller, the Administrator or the Master Servicer, as the case may be, shall have delivered to the Eligible Lender Trustee, the Surety Provider and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Seller, Administrator or Master Servicer, as the case may be, shall have a consolidated net worth at least equal to that of the predecessor Seller, Administrator or Master Servicer as of the date hereof, as the case may be, (v) such transaction will not result in a material adverse Federal or state tax consequence to the Issuer, the Noteholders or the Certificateholders and (vi) unless Trans-World Insurance Company is the surviving entity, the Seller, the Administrator or the Master Servicer, as the case may be, shall have delivered to the Eligible Lender Trustee, the Surety Provider and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

         SECTION 6.6.  LIMITATION ON LIABILITY OF SELLER, MASTER
SERVICER AND OTHERS. (a) The Seller, the Master Servicer and any director or officer or employee or agent of either may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  (b) Neither the Seller, the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Surety Provider, the Noteholders or the Certificateholders, the Indenture Trustee or the Eligible Lender Trustee except as provided under this Agreement for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Seller or Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.

                  Except as provided in this Agreement, the Seller and the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders and the Surety Provider under this Agreement and the Noteholders under the Indenture.

              SECTION 6.7. SELLER MAY OWN CERTIFICATE OR NOTES. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document.

              SECTION 6.8 MASTER SERVICER NOT TO RESIGN. Subject to the provisions of Section 6.5, Trans-World Insurance Company shall not resign from the obligations and duties imposed on it as Master Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over it or its properties. Notice of any such determination permitting resignation shall be communicated to the Eligible Lender Trustee, the Indenture
Trustee and the Surety Provider at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee, the Indenture Trustee and the Surety Provider concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Master
Servicer shall have assumed the responsibilities and obligations of Trans-World Insurance Company in accordance with
Section 8.2.

                                     ARTICLE VII.

                                THE ADMINISTRATOR

           SECTION 7.1. REPRESENTATIONS OF THE ADMINISTRATOR. The Administrator makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Financed Student Loans being conveyed pursuant to this Agreement. The representations speak as of the execution and delivery of this Agreement in the case of the Initial Financed Student Loans, and as of the applicable
 Transfer Date, in the case of the Additional Financed Student Loans, but shall survive the sale, transfer and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

           (a) ORGANIZATION AND GOOD STANDING. The Administrator is duly incorporated and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right, to administer the Financed Student Loans.

            (b)  POWER AND AUTHORITY OF THE ADMINISTRATOR.  The
 Administrator has the corporate power and authority to execute and deliver this Agreement and the Administration Agreement and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the Administration Agreement have been duly authorized by the Administrator by all necessary corporate action.

            (c) BINDING OBLIGATION. This Agreement and the Administration Agreement each constitutes a legal, valid and binding obligation of the Administrator, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally or and subject to general principles of equity.

            (d)  NO VIOLATION.  The consummation of the
transactions contemplated by this Agreement and the Administration Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice of lapse of time or both) a default under, the articles of incorporation or by-laws of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to it of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties.

           (e) NO PROCEEDINGS. There are no proceedings or investigations pending against the Administrator or, to its best knowledge, threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement or the Administration Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Administration Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement or the Administration Agreement.

          (f) ALL CONSENTS. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement or the Administration Agreement and the performance by the Administrator of the transactions contemplated by this Agreement or the Administration Agreement, have been duly obtained, effected or given and are in full force and effect.

          SECTION 7.2.  LIABILITY AND INDEMNITIES.  (a)  The
Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement or the Administration Agreement.

          (b) The Administrator and TMSI shall indemnify, defend and hold harmless from their respective funds, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer, the Certificateholders, the Noteholders and the Surety Provider and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Surety Provider from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, the Administrator's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement or the Administration Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement or the Administration Agreement.

         (c) Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the
 Indenture Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Administrator without interest.

         SECTION 7.3. ADMINISTRATOR NOT TO RESIGN. Subject to the provisions of Section 6.5, Trans-World Insurance Company shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over it or its properties. Notice of any such determination permitting resignation shall be communicated to the Eligible Lender Trustee, the Indenture Trustee and the Surety Provider at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee, the Indenture Trustee and the Surety Provider concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of Trans-World Insurance Company in accordance with Section 8.2.

                                     ARTICLE VIII.

                                     DEFAULT

        SECTION 8.1.  MASTER SERVICER DEFAULT; ADMINISTRATOR
DEFAULT.  (a) If any one of the following events (a "Master
Servicer Default") shall occur and be continuing:

             (1) any failure by the Master Servicer (i) to deliver to the Indenture Trustee for deposit in any of the Trust
         Accounts any payment required by the Basic Documents or (ii) in the event that daily deposits into the Collection Account are not required, to deliver to the Administrator any payment, required by the Basic Documents, which failure in case of either clause (i) or (ii) continues unremedied for two Business Days after written notice of such failure is received by the Master Servicer from the Eligible Lender Trustee, the Indenture Trustee, the Surety Provider or the Administrator or after discovery of such failure by an officer of the Master Servicer; or

              (2) any failure by the Master Servicer or TMSI duly to observe or to perform in any material respect any other covenants or agreements of the Master Servicer or TMSI set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders, Certificateholders or the Surety Provider and
         (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer or TMSI, as the case may be, by the Indenture Trustee, the Eligible Lender Trustee, the Surety Provider or the Administrator or (B) to the Master Servicer or TMSI, as the case may be, and to the Indenture Trustee and the Eligible Lender Trustee by the Noteholders or Certificateholders, as applicable, representing not less than 25% of the Outstanding Amount of the Notes or 25% of the outstanding Certificate Balance; or

             (3) an Insolvency Event occurs with respect to the Master Servicer;

then, and in each and every case, so long as the Master Servicer Default shall not have been remedied, either the Surety Provider or, with the written consent of the Surety Provider, the Indenture Trustee or the Noteholders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Master Servicer (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders or the Surety Provider) may terminate all the rights and obligations (other than the obligations set forth in Section 6.3 hereof) of the Master Servicer under this Agreement. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Master Servicer as may be appointed under Section 8.2, and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized, obligated and empowered to execute and deliver, for the benefit of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Financed Student Loans and related documents, or otherwise. The predecessor Master Servicer shall cooperate with the successor Master Servicer, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Agreement, including the transfer to the successor Master Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received by it with respect to a Financed Student Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Financed Student Loan Files from a current Master Servicer to the successor Master Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Master Servicer Default, the Eligible Lender Trustee shall give notice thereof to the Surety Provider and the Rating Agencies.

          (b) ADMINISTRATOR DEFAULT. If any one of the following events (an "Administrator Default") shall occur and be continuing:

                  (1) any failure by the Administrator to direct the Indenture Trustee or the Eligible Lender Trustee, as applicable, to make any required distributions from any of the Trust Accounts, which failure continues unremedied for two Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee, the Eligible Lender Trustee or the Surety Provider or after discovery of such failure by an officer of the Administrator; or

                  (2) any failure by the Administrator duly to observe or to perform in any material respect any other covenants or agreements of the Administrator set forth in this Agreement, the Administration Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Noteholders, Certificateholders, or the Surety Provider and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Surety Provider, the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by the Noteholders or Certificateholders, as applicable, representing not less than 25% of the Outstanding Amount of the Notes or 25% of the outstanding Certificate Balance; or

                  (3) an Insolvency Event occurs with respect to the Administrator;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Surety Provider or, with the written consent of the Surety Provider, the Indenture Trustee or the Noteholders evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Administrator (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders or the Surety Provider) may terminate all the rights and obligations (other than the obligations set forth in Sections 6.3 and 7.2 hereof) of the Administrator under this Agreement and the Administration Agreement. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement and the Administration Agreement, whether with respect to the Notes, the Certificates or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 8.2; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement and the Administration Agreement. All reasonable costs and expenses (including attorneys' fees) incurred in connection with amending this Agreement and the Administration Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Administrator Default, the Eligible Lender Trustee shall give notice thereof to the Surety Provider and the Rating Agencies.

          SECTION 8.2.  APPOINTMENT OF SUCCESSOR.  (a)  Upon
receipt by the Master Servicer or the Administrator, as the case may be, of notice of termination pursuant to Section 8.1, or the resignation by the Master Servicer or the Administrator, as the case may be, in accordance with the terms of this Agreement, the predecessor Master Servicer or the Administrator, as the case may be, shall continue to perform its functions as Master Servicer or Administrator, as the case may be, under this Agreement in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Eligible Lender Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Master Servicer or Administrator, as the case may be, shall become unable to act as Master Servicer or Administrator, as the case may be, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the termination hereunder of the Master Servicer or the Administrator, as the case may be, the Issuer shall appoint a successor Master Servicer or Administrator, as the case may be, acceptable to the Indenture Trustee and reasonably acceptable to the Surety Provider, and the successor Master Servicer or Administrator, as the case may be, shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee and the Surety Provider. In the event that a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator, as the case may be, has ceased to act as Master Servicer or Administrator, as the case may be, in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Master Servicer or Administrator, as the case may be, and the Indenture Trustee shall be entitled to the Master Servicing Fee and any Servicing Fee Carryover or the Administration Fee, as the case may be in accordance with the provisions of the Basic Documents. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of student loans, as the successor to the Master Servicer or Administrator, as the case may be, under this Agreement;
PROVIDED, HOWEVER, that such right to appoint or to petition for the appointment of any such successor servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

                  (b) Upon appointment, the successor Master Servicer or Administrator, as the case may be, (including the Indenture Trustee acting as successor Master Servicer or Administrator as the case may be), shall be the successor in all respects to the predecessor Master Servicer or Administrator, as the case may be, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Master Servicer or Administrator, as the case may be, and shall be entitled to an amount agreed to by such successor Master Servicer or Administrator as the case may be, in accordance with the provisions of the Basic Documents (which shall not exceed the Master Servicing Fee and any Servicing Fee
 Carryover or Administration Fee, as the case may be, unless such compensation arrangements are approved in writing by the Surety Provider and will not result in a downgrading of the Notes or the Certificates by any Rating Agency) and all the rights granted to the predecessor Master Servicer or Administrator, as the case may be, by the terms and provisions of this Agreement.

                  (c) Neither the Master Servicer nor the Administrator may resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee, the Eligible Lender Trustee and the Surety Provider. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Master Servicer or Administrator, as the case may be, pursuant hereto shall be entitled to resign to the extent a qualified successor Master Servicer or Administrator, as the case may be, has been appointed and has assumed all the obligations of the Master Servicer or Administrator, as the case may be, in accordance with the terms of this Agreement and the other Basic Documents.

                  (d) Any successor Master Servicer shall assume all the obligations and responsibilities of the Master Servicer under each sub-servicing agreement with a Servicer and shall only be able to modify or terminate such sub-servicing agreements pursuant to the provisions thereof.

               SECTION 8.3. NOTIFICATION TO NOTEHOLDERS AND CERTIFICATEHOLDERS. Upon any termination of, or appointment of a successor to, the Master Servicer or Administrator, as the case may be, pursuant to this Article VIII, the Eligible Lender
 Trustee shall give prompt written notice thereof to Certificateholders and the Indenture Trustee shall give prompt written notice thereof to Noteholders, the Surety Provider and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Surety Provider and the Rating Agencies).

            SECTION 8.4. WAIVER OF PAST DEFAULTS. The Surety Provider may or, with the prior written consent of the Surety Provider, the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes (or the Certificateholders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Master Servicer or Administrator, as the case may be, in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Master Servicer Default or Administrator Default, as the case may be, arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE IX.

                                   TERMINATION

           SECTION 9.1.   TERMINATION.  (a)  OPTIONAL PURCHASE OF  ALL
FINANCED STUDENT LOANS.  As of the last day of any Collection
Period immediately preceding a Note Distribution Date or, if the
  Notes are no longer Outstanding, a Certificate Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Aggregate Pool Balance, the Seller shall have the option, with the prior written consent of the Surety Provider, to purchase the Indenture Trust Estate, other than the Trust Accounts; PROVIDED, HOWEVER, that, unless Moody's agrees otherwise, the Seller may not effect any such purchase so long as the rating on its long-term debt obligations is less than Baa3 by Moody's, unless the Eligible Lender Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Seller shall deposit pursuant to Section 5.4 in the Collection Account an amount equal to the aggregate Purchase Amount for the Financed Student Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Seller, the Eligible Lender Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust; PROVIDED, HOWEVER, that the Seller may not effect such purchase if the aggregate Purchase Amount to be so deposited in the Collection Account does not equal or exceed an amount equal to the sum of (x) the unpaid principal balance of the Notes plus accrued and unpaid interest thereon at the related Class Interest Rate to the last day of the Collection Period during which such purchase occurs and the amount of unpaid Noteholders' Interest Carryover with respect thereto, (y) the unpaid Certificate Balance, plus accrued and unpaid interest thereon at the related Certificate Rate to the last day of the Collection Period during which such purchase occurs and the amount of unpaid Certificateholders' Interest Carryover with respect thereto, and (z) the unpaid Transaction Fees, if any.

                  (b) INSOLVENCY OF TMS STUDENT HOLDINGS, INC. Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Master Servicer shall instruct the Indenture Trustee to deposit the net proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account. On the applicable Note Distribution Date or Certificate Distribution Date, or, if such proceeds are not so deposited on a Note Distribution Date or Certificate Distribution Date, on the first applicable Note Distribution Date or Certificate Distribution Date following the date on which the Insolvency Proceeds are deposited in the Collection Account, the Master Servicer shall instruct the Indenture Trustee to make the following distributions (after the application on such Note Distribution Date or Certificate Distribution Date of the amount of Available Funds and amounts on deposit in the Reserve Account pursuant to Sections 5.5 and 5.6) from the Insolvency Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein as described in the following sentence):

                    (i) to the Noteholders, any portion of the Noteholders' Interest Distribution Amount not otherwise distributed to the Noteholders on such Note Distribution Date;

                    (ii) to the Noteholders, the outstanding principal amount of the Notes (after giving effect to the reduction in the outstanding principal amount of the Notes to result from the distributions to Noteholders on such Note Distribution Date and on prior Note Distribution Dates);

                    (iii) to the Certificateholders, any portion of the Certificateholders' Interest Distribution Amount not otherwise distributed to the Certificateholders on such Certificate Distribution Date;

                    (iv) to the Certificateholders, the Certificate Balance after giving effect to the reduction in the Certificate Balance to result from the distributions to Certificateholders on such Certificate Distribution Date);

                   (v) to the Indenture Trustee, any unpaid Indenture Trustee Fees and other amounts owed the Indenture Trustee hereunder or under any other Transaction Document and not otherwise paid on such Note
         Distribution Date or Certificate Distribution Date;

                    (vi) to the Surety Provider, an amount equal to all unreimbursed Certificate Surety Bond Payments and Note Surety Bond Payments made on prior Note Distribution Dates and Certificate Distribution Dates not otherwise reimbursed on such Note Distribution Date or Certificate Distribution Date, together with accrued interest thereon at the rate set forth in the Insurance Agreement and unpaid premiums;

                    (vii) to the Master Servicer, any unpaid Servicing Fee Carryovers not otherwise paid on such Note Distribution
         Date  or Certificate Distribution Date;

                    (viii) to the Noteholders, any unpaid Noteholders' Auction Rate Interest Carryover or Noteholders' LIBOR Rate Interest Carryover not otherwise distributed to the Noteholders on such Note Distribution Date; and

                    (ix)  to the Certificateholders, any unpaid
          Certificateholders' Auction Rate Interest Carryover or
          Certificateholders' LIBOR Rate Interest Carryover not otherwise distributed to the Certificateholders on such Certificate Distribution Date.

Any investments on deposit in the Reserve Account which will not mature on or before the Note Distribution Date or Certificate
Distribution Date when needed shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Business Day preceding such Note Distribution Date or Certificate Distribution Date. Any Insolvency Proceeds remaining after the deposits described above shall be paid (i) first, to the holders of Originators' Interests any unpaid amounts due to them pursuant to the terms of the related Trust Supplement and (ii) then to the Seller.

                  (c) NOTICE. As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Administrator to the Master Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Surety Provider as soon as practicable after the Administrator has received notice thereof.

                  (d) SUCCESSION. Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.6(b) and the Eligible Lender Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement and any other Basic Documents. Following the payment in full of the principal of and interest on the Certificates by the Surety Provider pursuant to the Surety Bond, the Surety Provider (or its assignee) will succeed to the rights of the Certificateholders.

                                   ARTICLE X.

                                  SURETY BONDS

             SECTION 10.1 SURETY BONDS. (a) If for any Note Distribution Date for a Class of Notes, a Note Surety Bond Payment is required to be made under the terms of the related Note Surety Bond, the Indenture Trustee shall submit the notice in the form of Attachment I to the applicable Note Surety Bond in accordance with the terms and conditions of such Note Surety Bond in the amount of such Note Surety Bond Payment to the Surety Provider and, if one has been designated, to the fiscal agent for the Surety Provider no later than 12:00 noon, New York City time, on the Business Day prior to such Note Distribution Date. Upon receipt of payment from the Surety Provider in accordance with the terms of the applicable Note Surety Bond, the Eligible Lender Trustee shall deposit such amount into the Note Distribution Account for distribution solely to Noteholders of the applicable Class.

                  (b) If for any Certificate Distribution Date for a Class of Certificates, a Certificate Surety Bond Payment is required to be made under the terms of the related Certificate Surety Bond, the Eligible Lender Trustee shall submit the notice in the form of Attachment I to the applicable Certificate Surety Bond in accordance with the terms and conditions of such Certificate Surety Bond in the amount of such Certificate Surety Bond Payment to the Surety Provider and, if one has been designated, to the fiscal agent for the Surety Provider no later than 12:00 noon, New York City time, on the Business Day prior to such Certificate Distribution Date. Upon receipt of payment from the Surety Provider in accordance with the terms of the applicable Certificate Surety Bond, the Eligible Lender Trustee shall deposit such amount into the Certificate Distribution Account for distribution solely to Certificateholders of the applicable Class.

            SECTION 10.2. FURTHER ASSURANCES; SURETY PROVIDER DEFAULT; ETC. (a) The Eligible Lender Trustee, the Seller and the Master Servicer acknowledge, and each Certificateholder by its acceptance of a Certificate and each Noteholder by its acceptance of a Note agrees, anything herein to the contrary notwithstanding, that any payment with respect to principal of or interest on the Certificates which is made with moneys received pursuant to the terms of a Certificate Surety Bond, and any payment with respect to principal of or interest on the Notes which is made with moneys received pursuant to the terms of a Note Surety Bond, shall not be considered payment of the Certificates, or the Notes, as the case may be, from the Trust Estate and the Surety Provider shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the reimbursement to the Surety Provider of such principal and interest.

                  (b) Each of the Eligible Lender Trustee, the Seller and the Master Servicer shall cooperate in all respects with any reasonable request by the Surety Provider for action to preserve or enforce the Surety Provider's rights and interests under this Agreement. In addition, each such party agrees to forward to the Master Servicer, who shall deliver to the Surety Provider, a copy of all written communications received by each such party from the Eligible Lender Trustee, from 25% or more of the Certificateholders or from either Rating Agency.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, if a Surety Provider Default exists, the provisions of this Agreement which (i) permit the Surety Provider to exercise rights of the Certificateholders or the Noteholders, (ii) restrict the ability of the Certificateholders, the Noteholders, the Master Servicer, the Indenture Trustee or the Eligible Lender Trustee to act without the consent or approval of the Surety Provider, (iii) provide that a particular act or thing must be acceptable to the Surety Provider, (iv) permit the Surety Provider to direct (or otherwise require) the actions of the Eligible Lender Trustee, the Indenture Trustee, the Master Servicer, the Noteholders or the Certificateholders, (v) provide that any action or omission taken with the consent, approval or authorization of the Surety Provider shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (vi) which have a similar effect shall be of no further force and effect, and the Eligible Lender Trustee, the Indenture Trustee and the Administrator shall administer the Issuer and perform its obligations hereunder solely for the benefit of the Noteholders and the Certificateholders. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Surety Provider from any obligation or liability it may have to any party or to the Noteholders or the Certificateholders hereunder, under any other agreement, instrument or document (including the Surety Bonds) or under applicable law.

                                     ARTICLE XI.

                                  MISCELLANEOUS

               SECTION 11.1 AMENDMENT. (a) This Agreement may be amended by the Seller, the Master Servicer and the Eligible Lender Trustee, with the consent of the Indenture Trustee and the Surety Provider (which consent shall not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders, the Certificateholders or the Surety Provider; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee, the Surety Provider and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder, Certificateholder or the Surety Provider.

                  (b) This Agreement may also be amended from time to time by the Seller, the Master Servicer and the Eligible Lender Trustee, with the consent of the Indenture Trustee and the Surety Provider, the consent of the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Financed Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Noteholders or the Certificateholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders and Certificateholders.

                  (c) Promptly after the execution of any amendment pursuant to clause (b) above (or, in the case of the Rating Agencies, five Business Days prior thereto), the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, the Surety Provider and each of the Rating Agencies.

                  (d) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

                  (e) Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee
 shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 11.2(i)(1). The Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 11.22. PROTECTION OF INTERESTS IN TRUST. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Eligible Lender Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Seller nor the Master Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Eligible Lender Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                  (c) Each of the Seller and the Master Servicer shall have an obligation to give the Eligible Lender Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Master Servicer shall at all times maintain each office from which it shall service Financed Student Loans, and its principal executive office, within the United States of America.

                  (d) The Master Servicer shall maintain accounts and records as to each Financed Student Loan it is servicing (or provide access to such accounts and records being serviced by a subservicer) accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Financed Student Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Financed Student Loan and the amounts from time to time deposited in the Collection Account in respect of such Financed Student Loan.

                  (e) The Master Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Financed Student Loans, the Master Servicer's master computer records (including any backup archives) that refer to a Financed Student Loan shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Financed Student Loan and that such Financed Student Loan is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Financed Student Loan shall be deleted from or modified on the Master Servicer's computer systems when, and only when, the related Financed Student Loan shall have been paid in full or repurchased.

                  (f) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in Financed Student Loans to any prospective purchaser, lender or other transferee, the Master Servicer shall give notice to such prospective purchaser, lender or other transferee that such Financed Student Loan has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

                  (g) Upon reasonable notice, the Master Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Master Servicer's records regarding any Financed Student Loan; it being understood that unless a Surety Provider Default shall have occurred and be continuing, the Surety Provider shall be entitled to direct the Indenture Trustee to make any such inspection or audit on behalf of the Surety Provider.

                  (h) Upon request at any time the Eligible Lender Trustee or the Indenture Trustee shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Master Servicer shall furnish to the Eligible Lender Trustee or to the Indenture Trustee, within twenty Business Days, a list of all Financed Student Loans (by borrower social security number, type of loan and date of issuance) then held as part of the Trust, and a comparison of such list to the list of the Initial Financed Student Loans set forth in Schedule A as of the Closing Date, and, for each Financed Student Loan that has been added to or removed from the pool of loans held by the Eligible Lender Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Financed Student Loan was so added or removed.

                  (i) The Seller shall deliver to the Eligible Lender Trustee, the Surety Provider and the Indenture Trustee:

                  (1) promptly after the execution and delivery of this Agreement and of each amendment thereto an Opinion of
         Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                  (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-off Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; PROVIDED that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section
         3.6(b) of the Indenture.

                  Each Opinion of Counsel referred to in clause (1) or (2) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

                  (j) The Administrator shall file all reports with respect to the Notes and the Certificates as may be required by the Commission or state securities authorities.

                  SECTION 11.3.  NOTICES. All demands, notices and
communications upon or to the Seller, the Master Servicer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee, the Surety Provider or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid) and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, the Master Servicer, TMSI or Administrator, two copies, one to Trans-World Insurance Company, 3301 C Street, Suite 100-A, Sacramento, CA 95816
Attention: President (telephone: (916) 446-1626; facsimile:
(916)  441-0291) and the other to Trans-World Insurance Company,
c/o the  Money Store Inc., Attention: Chief Financial Officer,
2480 Morris  Avenue, Union, New Jersey 07083 (telephone: (908)
686-2000;  facsimile: (908) 688-3846) (b) in the case of the
Issuer or the  Eligible Lender Trustee, at the Corporate Trust
Office of the  Eligible Lender Trustee, (c) in the case of the
Indenture  Trustee, at its Corporate Trust Office, (d) in the
case of the  Eligible Lender Trustee, to _______, Attention:
Corporate Trust   Services, ____________, (e) in the case of the
Surety Provider,  to AMBAC Indemnity Corporation, One State
Street Plaza, New York,  New York 10004, Attention: Structured
Finance/Student Loan  Department (telephone:  (212) 668-0340;
facsimile: (212) 363- 1459), (f) in the case of Moody's to
Moody's Investors Service,  Inc., 99 Church Street, New York,
New York 10007, Attention:  Structured Finance Department/ Student
Loans (telephone: (212)  553-0300; facsimile: (212) 553-4792), and (g) in the case of  Standard & Poor's, to Standard & Poor's
Rating Services, 25  Broadway (20th Floor), New York, New York
10004, Attention:   Asset Backed Surveillance Department
(telephone: (212) 208-8000;  facsimile: (212) 412-0225); or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

             SECTION 11.4. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.5 and as provided in the provisions of this Agreement concerning the resignation of the Master Servicer, this Agreement may not be assigned by the Seller or the Master Servicer. This Agreement may only be assigned by the Eligible Lender Trustee to its permitted successor pursuant to the Trust Agreement.

             SECTION 11.5. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Seller, the Master Servicer, the Issuer and the Eligible Lender Trustee and for the benefit of the Certificateholders, the Indenture Trustee, the Noteholders and the Surety Provider, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

            SECTION 11.6. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 11.7. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

           SECTION 11.8. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

           SECTION 11.9. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

           SECTION 11.10.  ASSIGNMENT TO INDENTURE TRUSTEE.  The
Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a security interest in all right, title and interest of the Issuer in, to and under the Financed Student Loans and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

          SECTION 11.11. NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement, the Master Servicer, the Administrator and the Seller shall not acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

          SECTION 11.12. LIMITATION OF LIABILITY OF ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Dauphin Deposit Bank and Trust Company not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall Dauphin Deposit Bank and Trust Company in its individual capacity or as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Bankers Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          SECTION 11.13.  RIGHTS OF SURETY PROVIDER.  The Surety
Provider is a third-party beneficiary of this Sale and Servicing
 Agreement. Any right conferred to the Surety Provider shall be suspended during any period in which the Surety Provider is in default in its payment obligations under the Insurance Agreement. During any period of suspension the Surety Provider's rights hereunder shall vest in the Noteholders and Certificateholders and shall be exercisable by the Holders of a majority of the aggregate principal amount of Notes and Certificates then Outstanding. At such time as the Notes and Certificates are no longer Outstanding and the Surety Provider has been reimbursed for all Required Surety Payments to which it is entitled under the Basic Documents and has been paid all Premium Amounts due and owing in respect of the Surety Bonds, the Surety Provider's rights hereunder shall terminate.

         SECTION 11.14.  CONFLICTS WITH OTHER DOCUMENTS. This Third
Supplemental Sale and Servicing Agreement is being entered into in connection with the issuance by the Issuer of the Series 199_-_ Notes. For ease of reference, this Agreement contains provisions set forth in the Sale and Servicing Agreement that are applicable to all Classes of Notes and all Financed Student Loans. If any term of this Third Supplemental Sale and
Servicing Agreement conflicts with any term of the Sale and Servicing Agreement or any other Supplemental Sale and Servicing Agreement, this Third Supplemental Sale and Servicing Agreement shall control for purposes of the Series 199_-_ Notes.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                 [TRUST 199_-_],

                                 by     ___________, not in its
                                        individual capacity but
                                        solely as Eligible Lender
                                        Trustee on behalf of the
                                        Trust,
ATTEST:


____________________________         BY:________________________
Name:                                   Name:
Title:  Assistant Secretary             Title:

                               TRANS-WORLD INSURANCE COMPANY d/b/a
                               EDUCAID, Seller, Master Servicer
                               and Administrator


                               BY:_______________________________
                                   Name:  Morton Dear
                                  Title: Executive Vice President


                               THE MONEY STORE INC.,


                               BY:______________________________
                                  Name:  Morton Dear
                                  Title: Executive Vice President


Acknowledged and accepted
as of the day and year
first above written:

BANKERS TRUST COMPANY, not
in its individual capacity
but solely as Indenture Trustee,

  by
        -----------------------
        Name:
        Title:

                                                                    SCHEDULE A
                                                                        TO THE
                                THIRD SUPPLEMENTAL SALE AND SERVICING AGREEMENT


                       SCHEDULE OF FINANCED STUDENT LOANS

                   [To be supplied by the Seller at Closing.]

                                                                     SCHEDULE B
                                                                         TO THE
                                        PPLEMENTAL SALE AND SERVICING AGREEMENT


                     LOCATION OF FINANCED STUDENT LOAN FILES

                  Documents relating to the Financed Student Loans in the custody of the Master Servicer (including original notes) are stored at Trans-World Insurance Company's offices located at 3301 C Street, Suite 100-A, Sacramento, California 95816.

                                                                      EXHIBIT A
                                                                         TO THE
                                THIRD SUPPLEMENTAL SALE AND SERVICING AGREEMENT



Form of Noteholders' Statement
pursuant to Section 5.7(a) of Third
Supplemental Sale and Servicing
Agreement (capitalized terms used
HEREIN ARE DEFINED IN APPENDIX A THERETO)

         Note Distribution Date:_____________________

(i)               Amount of principal being paid or distributed:

                           Class ___ Notes:_________($_______ per $50,000
                                                    original principal
                                                    amount of Class ___
                                                    Notes)

(ii)              Amount of interest being paid or distributed:

                           Class ___ Notes:_________($_______ per $50,000
                                                    original principal
                                                    amount of Class ___
                                                     Notes)


(iii) Amount of Noteholders' [Auction] [LIBOR] Rate Interest Carryover being paid or distributed (if any) and amount remaining (if any):

                  (a)      Class ___ Notes:

                           (1)      Distributed:___________ ($________per
                                                           $50,000 original
                                                           principal amount of
                                                           Class ___ Notes)

                           (2)      Balance:___________ ($________per
                                                        $50,000 original
                                                        principal amount of
                                                        Class ___ Notes)

                  (b)      Class ___ Notes:

                           (1)      Distributed:___________ ($________per
                                                          $50,000 original
                                                          principal amount of
                                                          Class ___ Notes)

                           (2)      Balance:___________ ($________per
                                                        $50,000 original
                                                        principal amount of
                                                        Class ___ Notes)

(iv)              Pool Balance at end of preceding Collection
                  Period:________

(v)               After giving effect to distributions on this Note
                  Distribution Date:

                  (a)      (1)      outstanding principal amount of Class ___
                                    Notes:_______________

                  (b)      (1)      outstanding principal amount of Class ___
                                    Notes:_______________

                  (c)      (1)      Certificate Balance:_______________

(vi)              Applicable Interest Rate:

                  (a)      In general:

                           (1) [Auction] [LIBOR] Rate for each of the applicable Interest Periods since the last Note Distribution Date for such Class of Notes was ______%, _______% and _______%;
                                    and
                           (2)      the Net Loan Rate was ____, ____% and ____%.

                  (b)      Class ___ Rate:_______% (based on [Auction Rate]
                                                     [LIBOR Rate] [Net Loan
                                                     Rate])

                  (c)      Class ___ Rate:_______% (based on [Auction Rate]
                                                    [LIBOR Rate] [Net Loan
                                                    Rate])

                  (d) Amount of interest that would have been paid on such Note Distribution Date if interest instead was calculated based on the [Auction Rate] [LIBOR
                            Rate] [Net Loan Rate] was $________.

(vii)             (a)      Amount of Servicing Fee
                           for related Collection
                           Period:_________________ ($__________ per $50,000
                                                     original principal
                                                     amount  of Notes)

                  (b) Amount of Servicing Fee Carryover being distributed and remaining balance (if any):

                           (1)      Distributed: ______________ ($__________ per

                                                          $50,000 original
                                                               principal amount
                                                               of Notes)

                           (2)      Balance: _____________ ($___________ per
                                                           $50,000 original
                                                           principal amount of
                                                           Notes)

(viii) Amount of Administration Fee, Auction Agent Fee, Indenture Trustee Fee, Eligible Lender Trustee Fee and
                   Surety Provider Fee for related Collection Period
                  (each  stated separately):____________ ($_________ per
                                                         $50,000 original
                                                         principal amount
                                                         of Notes)(fn 1)

(To be included on the last Note Distribution Date of each March, June, September or December).

(ix) Amount of payments to the Surety Provider in reimbursement of prior draws under any Note Surety
                  Bond  or any Certificate Surety Bond:_______________ (fn 2)

(To be included in the first Note Distribuion Date of each March, June, September or December).

(x) Aggregate amount of Realized Losses (if any) for the related Collection Period:______________

(xi) Aggregate Amount (if any) received (stated separately for principal and interest) with respect to Financed Student Loans for which Realized Losses were allocated previously:____________________

(xii)             (a)      Amount of the distribution attributable to
                           amounts  in the Reserve Account:________________

                  (b) Amount of any other withdrawals from the Reserve Account for such Distribution Date:______________

                  (c)      Amount in the Reserve Account:______________2

(xiii) Amount of any draw required to be made under a Note Surety Bond (together with any other information required to make such draw): __________________

[(xiv)            (a)      Portion (if any) of the distribution attributable
                            to amounts on deposit in the Pre-Funding
                           Account:_______________

                  (b)      Amount in the Pre-Funding Account:____________]3 (fn)

(To be included for each Note Distribution Date during the Funding Period.)

                  (c)      Amount in the Capitalized Pre-Funding
                           Account:___________]

(xv) Aggregate amount (if any) paid by the Eligible Lender Trustee for Additional Financed Student Loans during the preceding Collection Period:_______________

[(xvi) Amount in the Pre-Funding Account at the end of the Funding Period to be distributed as a payment of principal in respect of:

                  (a)      Class ___ Notes:____________

                  (b) Class ___ Notes (only if Class ___ Notes have been paid in full):_____________]4 (fn)

(To be included for the first Note Distribution Date on or immediately following the end of the Funding Period.

(xvii) Aggregate amount (if any) paid for Financed Student Loans during the preceding Collection
                  Period:______________

(xviii)           As of the end of the preceding Collection Period:

                  (a) Number of Financed Student Loans that are 30 to 60 days delinquent:____
                           Principal amount:______________

                  (b) Number of Financed Student Loans that are 61 to 90 days delinquent:____
                           Principal amount:______________

                  (c) Number of Financed Student Loans that are 91 to 120 days delinquent:____
                           Principal amount:______________

                  (d) Number of Financed Student Loans that are more than 120 days delinquent:____
                           Principal amount:______________

                  (e)      Number of Financed Student Loans for which claims
                            have been filed with the appropriate Guarantor
                           and  which are awaiting payment:____
                           Principal amount:______________

(xix) Parity Percentage, including the numerator and denominator in determining such Parity Percentage:

(xx) Excess, if any, of amounts deposited into Collection Account with respect to the sale by the Trust of Serial Loans over the aggregate Purchase Amount of such loans (such excess to be distributed to Student Holdings):______________

(xxi) Amount of Additional Principal Payments, if any, made on such Distribution Date:________________

                                                                      EXHIBIT B
                                                                         TO THE
                                THIRD SUPPLEMENTAL SALE AND SERVICING AGREEMENT



Form of Certificateholders' Statement
pursuant to Section 5.7(a) of Third
Supplemental Sale and Servicing Agree-
ment (capitalized terms used herein
ARE DEFINED IN APPENDIX A THERETO)

         Certificateholder Distribution Date:_______________________

    (i) Amount of principal being paid or distributed in respect of the Class __ Certificates:___________
                                           ($___________
                                            per $50,000
                                            original
                                            principal
                                            amount of the
                                            Certificates)5 (fn)
(Only after the Notes have been paid in full)

(ii) Amount of interest being paid or distributed in respect of the Class __ Certificates:___________
                                                      ($---------
                                                      per $50,000
                                                      original
                                                      principal
                                                      amount of
                                                      Certificates)

(iii) Amount of Certificateholders' [Auction][LIBOR] Rate Interest Carryover being paid or distributed (if any) and amount remaining (if any):

                  (1)      Distributed: ________________ ($_________ per
                                                        $50,000 original
                                                        principal
                                                        amount of
                                                        Certificates)
                  (2)      Balance: _______________   ($__________ per $50,000
                                                      original principal
                                                       amount  of Certificates)

 (iv)                      Pool Balance at end of preceding Collection
                  Period:_____________

(v) After giving effect to distributions on this Certificate Distribution Date:

                  (a)      (1)      outstanding principal amount of Class ___
                                    Notes:_____________

                  (b)      (1)      outstanding principal amount of Class ___
                                    Notes:_____________

                  (c)               outstanding principal amount of Class ___
                                    Certificates

                  (d)      (1)      Certificate Balance:_______________

(vi)              Applicable Interest Rate:

                  (a)      In general:

                           (1)      [Auction][LIBOR] Rate for the prior Interest
                                     Period was _____%; and
                           (2)      the Net Loan Rate was _____%.

                  (b)      Certificate Rate:_____% (based on [Auction Rate]
                                                    [LIBOR Rate]
                                                   [Net Loan Rate])

                  (c) Amount of interest that would have been paid on such Certificate Distribution Date if interest instead was calculated based on the [Auction Rate] [LIBOR Rate] [Net Loan Rate]

(vii)                      (a)      Amount of Servicing Fee
                           for related Collection
                           Period:_____________ ($__________ per
                                                  $50,000 original
                                                  principal amount of
                                                  Certificates)

                  (b) Amount of Servicing Fee Carryover being distributed and remaining balance (if any):

                           (1)      Distributed: ____________ ($__________ per
                                                             $50,000 original
                                                             principal amount
                                                             of Certificates)

                           (2)      Balance: ______________ ($___________ per
                                                           $50,000 original
                                                           principal amount
                                                         of Certificates)

(viii) Amount of Administration Fee, Auction Agent Fee, Indenture Trustee Fee and Surety Provider Fee for related Collection Period (each stated separately):_________ ($_________ per $50,000 original principal amount of Certificates)

(ix) Amount of payments to the Surety Provider in reimbursement of prior draws under any Note Surety Bond or the Certificate Surety Bond:______________

(x) Aggregate amount of Realized Losses (if any) for the related Collection Period:_____________

(xi) Aggregate amount (if any) received (stated separately for principal and interest) with respect to Financed Student Loans for which Realized Losses were allocated previously:________________

(xii)             (a)      Amount of the distribution attributable to
                           amounts  in the Reserve Account:________________

                  (b) Amount of any other withdrawals from the Reserve Account for such Distribution Date:______________

                  (c)      Amount in the Reserve Account:____________

(xiii) Amount of any draw required to be made under the Certificate Surety Bond (together with any other information required to make such draw):
                  -------------------

[(xiv)            (a)      Portion (if any) of the distribution attributable
                            to amounts on deposit in the Pre-Funding
                           Account:_______________

                  (b) Amount in the Pre-Funding Account:___________]6 (fn) (To be included for each Distribution Date during the Funding Period.

                  (c)      Amount in the Capitalized Pre-Funding
                           Account:_________]6 (fn)

 (xv)                      Aggregate amount (if any) paid by the Eligible
                  Lender Trustee for Additional Financed Student Loans during the preceding Collection Period:_______________

(xvi) Aggregate amount (if any) paid for Financed Student Loans during the preceding Collection
                  Period:______________

(xvii)            As of the end of the preceding Collection Period:

                  (a) Number of Financed Student Loans that are 30 to 60 days delinquent:____
                           Principal amount:______________

                  (b) Number of Financed Student Loans that are 61 to 90 days delinquent:____
                           Principal amount:______________

                  (c) Number of Financed Student Loans that are 91 to 120 days delinquent:____
                           Principal amount:______________

                  (d) Number of Financed Student Loans that are more than 120 days delinquent:____
                           Principal amount:______________

                  (e)      Number of Financed Student Loans for which claims
                            have been filed with the appropriate Guarantor
                           and  which are awaiting payment:____
                           Principal amount:______________

(xviii) Parity Percentage, including the numerator and denominator in determining such Parity Percentage:

(xix) Excess, if any, of amounts deposited into Collection Account with respect to the sale by the Trust of Serial Loans over the aggregate Purchase Amount of such loans (such excess to be distributed to Student Holdings):_______________

(xx) Amount of Additional Principal Payments, if any, made on such Distribution Date.

                                                                      EXHIBIT C
                                                                         TO THE
                                THIRD SUPPLEMENTAL SALE AND SERVICING AGREEMENT



                       FORM OF ADMINISTRATOR'S CERTIFICATE


                [To be provided by the Administrator pursuant to
                 Section 4.7 of the Third Supplemental Sale and
                              Servicing Agreement]

                                                                     EXHIBIT D
                                                                        TO THE
                                THIRD SUPPLEMENTAL SALE AND SERVICING AGREEMENT



                                 ASSIGNMENT FOR
                         INITIAL FINANCED STUDENT LOANS

                  For value received, in accordance with the Third Supplemental Sale and Servicing Agreement (the "Third Supplemental Sale and Servicing Agreement") dated as of _____, 199_, among the undersigned, as seller (the "Seller"), as master servicer (the "Master Servicer") and as administrator
(the "Administrator"), [Trust 199_-_] (the "Trust"), and ______________, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), the undersigned does hereby contribute, assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Third Supplemental Sale and Servicing Agreement), all right, title and interest of the undersigned in and to (i) the Initial Financed Student Loans and all obligations of the Obligors thereunder, including all monies paid or payable thereunder on or after the Initial Cut-off Date with respect to the Initial Financed Student Loans, including the right to enforce such Loans in the same manner and to the same extent as the Seller would have the power to do but for the execution and delivery of this Agreement, (ii) the Assigned Rights, (iii) all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, the Capitalized Interest Account, the Capitalized Pre-Funding Account and the Pre-Funded Amount, and in all investments and proceeds thereof (including all income thereon) and (iv) the proceeds of any and all of the foregoing (including proceeds derived from the voluntary or involuntary conversion of any of the Initial Financed Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement). The foregoing sale does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Trust of any obligation of the Seller to the borrowers of Initial Financed Student Loans or any other person in connection with the Initial Financed Student Loans or any agreement or instrument relating to any of them.

         In addition, the undersigned, by execution of this instrument, represents and warrants that the promissory notes evidencing each Initial Financed Student Loan described in Schedule A to the Third Supplemental Sale and Servicing Agreement have been endorsed in the manner set forth in the Third Supplemental Sale and Servicing Agreement.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Third Supplemental Sale and Servicing Agreement and is to be governed by the Third Supplemental Sale and Servicing Agreement.

       Capitalized terms used but not defined herein shall have the meaning assigned to them in Appendix A to the Third Supplemental Sale and Servicing Agreement, which also contains rules as to usage that shall be applicable herein.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of December __, 1996.

                                         TRANS-WORLD INSURANCE CORPORATION
                                           D/B/A/ EDUCAID, as Seller



                                         By:______________________________
                                            Name:  Morton Dear
                                            Title: Executive Vice President

                                                                      EXHIBIT E
             TO THE THIRD SUPPLEMENTAL SALE AND SERVICING AGREEMENT


                                 ASSIGNMENT FOR
                        ADDITIONAL FINANCED STUDENT LOANS

         For value received, in accordance with the Third Supplemental
Sale and Servicing Agreement (the "Third Supplemental Sale and Servicing Agreement") dated as of December 27, 1996, among the undersigned, as seller
(the "Seller"), as master servicer (the "Master Servicer") and as administrator (the "Administrator"), [Trust 199_-_] (the "Trust"), and ____________, not in its individual capacity but solely as Eligible Lender Trustee (the "Eligible Lender Trustee"), the undersigned does hereby contribute, assign, transfer and otherwise convey unto the Eligible Lender Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Third Supplemental Sale and Servicing Agreement), all right, title and interest of the undersigned in and to (i) the Additional Financed Student Loans listed on Schedule A hereto and all monies received thereon or payable, on and after ______ (the
"Subsequent Cut-off Date") with respect to the Additional Financed Student Loans, including the right to enforce such Loans in the same manner and to the extent as the Seller would have the power to do but for the execution and delivery of this Agreement and (ii) the proceeds of any and all of the foregoing (including but not limited to proceeds derived from the voluntary or involuntary conversion of any of the Additional Financed Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement (as such term is defined in the Sale and Servicing Agreement)). The foregoing sale does not constitute and is not intended to result in any assumption by the Eligible Lender Trustee or the Trust of any obligation of the Seller to the borrowers of such Additional Financed Student Loans or any other person in connection with the Additional Financed Student Loans or any agreement or instrument relating to any of them.

         In addition, the undersigned, by execution of this instrument, represents and warrants that the promissory notes evidencing each Additional Student Loan described in Schedule A hereto have been endorsed in the manner set forth in the Sale and Servicing Agreement.

        This Assignment is made pursuant to and upon the representations, warranties and conditions precedent on the part of the undersigned contained in the Third Supplemental Sale and Servicing Agreement and the Insurance and Indemnity Agreement dated as of _______, 199_ (as amended from time to time, the "Insurance Agreement") among The Money Store Inc., the Seller, Bankers Trust Company, as Indenture Trustee, the Eligible Lender Trustee and AMBAC Indemnity Corporation, and is to be governed by the Third Supplemental Sale and Servicing Agreement and the Insurance Agreement. Each contribution of an Additional Financed Student Loan by the Seller to the Eligible Lender Trustee shall be deemed a certification by the Seller that all applicable representations and warranties contained in the Third Supplemental Sale and Servicing Agreement and the Insurance Agreement concerning such Additional Financed Student Loan are true and correct as of the related Subsequent Cut-off Date with the same force and effect as if made on such date, and that all conditions precedent to contributing such Additional Financed Student Loan set forth in the Third Supplemental Sale and Servicing Agreement and the Insurance Agreement have been satisfied.

     Capitalized terms used but not defined herein shall have the meaning assigned to them in the Third Supplemental Sale and Servicing Agreement.

        IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ________________, 199__.


                                        TRANS-WORLD INSURANCE CORPORATION,
                                        D/B/A EDUCAID, as Seller


                                          by
                                                -----------------------------
                                                 Name:
                                                 Title:

                                                                    SCHEDULE A
                                                                         TO THE
                                                               THE BILL OF SALE



                   [List of Additional Financed Student Loans and their related Subsequent Cut-off Dates]

                                            ADMINISTRATION AGREEMENT dated as of
                                    _____, 199_, among [TRUST 199_-_], a
                                    [Pennsylvania] business trust (the
                                    "Issuer"), TRANS-WORLD INSURANCE COMPANY
                                    D/B/A EDUCAID, an Arizona corporation, as administrator (the "Administrator"), and ________, a New York banking corporation, not in its individual capacity but solely as Trustee (the "Indenture Trustee").


                                               W I T N E S S E T H


                           WHEREAS the Issuer was created pursuant to a
Trust Agreement dated as of _____, 199_ (the "Trust Agreement") between the
 Administrator, as depositor, and _______, as Eligible Lender Trustee;

                           WHEREAS the Issuer may issue from time to time,
in one or more Classes, Asset Backed Certificates (the
"Certificates") pursuant to the Trust Agreement and, except for the Class 1 Certificates, a related Trust Supplement;

                           WHEREAS the Issuer may issue from time to time,
in one or more Series and one or more Classes, Asset Backed Notes (the "Notes") pursuant to the Indenture dated as of _______, 199_ (the "Indenture"), between the Issuer and the Indenture Trustee and a related Terms Supplement (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture, which also contains rules of usage and construction that shall be applicable herein);

                           WHEREAS the Issuer has entered into or will
enter into certain agreements in connection with the issuance of the Notes and the Certificates, including the Sale and Servicing Agreement, the Note Depository Agreements, the Certificate Depository Agreements (the Certificate Depository Agreements and the Note Depository Agreements being collectively referred to herein as the "Depository Agreement"), the Guarantee Agreements, the Note Surety Bonds, the Certificate Surety Bonds (solely with respect to the Certificates), the Insurance Agreement, the Underwriting Agreement, the Purchase Agreement and related Terms Agreement, the Auction Agent Agreement and the Indenture and related Terms Supplements (all such agreements being collectively referred to herein as the "Related Agreements");

                           WHEREAS, pursuant to the Related Agreements, the
 Issuer and the Eligible Lender Trustee are required to perform certain duties in connection with (a) the Notes and the Trust
Estate therefor pledged to the Indenture Trustee pursuant to the Indenture and related Terms Supplements and (b) the Certificates (the registered holders of the Certificates being referred to herein as the "Owners");

                           WHEREAS the Issuer and the Eligible Lender
Trustee desire to have the Administrator perform certain of the duties of the
 Issuer and the Eligible Lender Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Eligible Lender Trustee may from time to time request;

                           WHEREAS the Administrator has the capacity to
provide the services required hereby and is willing to perform such services for the Issuer and the Eligible Lender Trustee on the terms set forth herein;

                           NOW, THEREFORE, in consideration of the mutual
covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                  1. DUTIES OF THE ADMINISTRATOR. (a) DUTIES WITH RESPECT TO THE INDENTURE AND TRUST AGREEMENT. The Administrator shall perform all its duties as Administrator under the Trust Agreement and the Sale and Servicing Agreement. In addition, the Administrator shall consult with the Eligible Lender Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Indenture, each related Terms Supplement and the Trust Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Eligible Lender Trustee when action by the Issuer or the Eligible Lender Trustee is necessary to comply with the Issuer's or the Eligible Lender Trustee's duties under the Indenture, each related Terms Supplement, the Trust Agreement and any of the other Basic Documents. The Administrator shall prepare for execution, if required, by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture, each related Terms Supplement, the Trust Agreement or any of the other Basic Documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Administrator and of the Issuer to take pursuant to the Trust Agreement, the Indenture and each related Terms Supplement, including such of the foregoing as are required of the Issuer with respect to the following matters (references are to sections of the Indenture):

                  (A) the duty to cause the Note Registrar to keep the Note Register and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Registrar (Section
         2.6);

                  (B) the fixing or causing to be fixed of any specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.9(d));

                  (C) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section
          2.11);

                  (D) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.12);

                  (E) the duty to cause the Note Registrar to maintain on behalf of the Issuer an office in the Borough of
         Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.2);

                  (F) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);

                  (G) the direction to the Paying Agents to deposit moneys with the Indenture Trustee (Section 3.3);

                  (H) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes and each other instrument and agreement included in the Indenture Trust Estate (Section 3.5);

                  (I) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the  Indenture Trust Estate (Section 3.5);

                  (J) the identification to the Indenture Trustee in an Officer's Certificate of the Issuer of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

                  (K) the notification of the Indenture Trustee, the Surety Provider and the Rating Agencies of a Master Servicer Default known to the Administrator pursuant to the Sale and Servicing Agreement and, if such Master Servicer Default arises from the failure of the Master Servicer to perform any of its duties under the Sale and Servicing Agreement or the Supplemental Sale and Servicing Agreement, the taking of all reasonable steps available to enforce the Issuer's rights under the Basic Documents in respect of such failure (Section 3.7(d));

                  (L) the delivery of notice to the Indenture Trustee and the Surety Provider of termination of the Master Servicer's rights under the related Sale and Servicing Agreement and of appointment of a successor (Section 3.7(f));

                  (M) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10);

                  (N) the delivery of notice to the Indenture Trustee, the Surety Provider and the Rating Agencies of each Event of Default, any Default under Section 5.1(iii) of the
         Indenture and each default by the Master Servicer, the Administrator or the Seller under the Sale and Servicing Agreement or any Supplemental Sale and Servicing Agreement
          known to the Administrator (Section 3.18);

                  (O) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate of the Issuer and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

                  (P) the compliance with any written directive of the Indenture Trustee to compel performance by the Master
         Servicer under the Sale and Servicing Agreement and any Supplemental Sale and Servicing Agreement (Section 5.16);

                  (Q) the reimbursement to the Indenture Trustee of all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of the Indenture as well as the indemnification of the Indenture Trustee in connection with the administration of the Trust and the performance of the Indenture Trustee's duties under the Indenture and the other Basic Documents (Section 6.7);

                  (R) the removal of the Indenture Trustee and appointment of a successor Indenture Trustee (Section 6.8);

                  (S) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Section 6.10);

                  (T) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section
         7.1);

                  (U) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable State agencies, the Indenture Trustee and the Surety Provider of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

                  (V) the opening of one or more accounts in the Issuer's, the Indenture Trustee's or the Eligible Lender Trustee's name, the preparation of Issuer Orders, Officers' Certificates of the Issuer and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections
         8.2 and 8.3);

                  (W) the preparation of an Issuer Request and Officers' Certificate of the Issuer and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.4 and 8.5);

                  (X) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

                  (Y) the preparation of or obtaining of the documents and instruments required for the execution and authentication of new Notes conforming to any supplemental indenture and the delivery of the same to the Eligible
         Lender Trustee and the Indenture Trustee, respectively
         (Section 9.6);

                  (Z) the preparation of all Officers' Certificates of the Issuer, or obtaining Opinions of Counsel and
         Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

                  (AA) the preparation and delivery of Officers' Certificates of the Issuer and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

                  (BB) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

                  (CC) the recording of the Indenture, if applicable (Section 11.15).

                           (b)  DUTIES WITH RESPECT TO THE ISSUER.  (i)  In
 addition to the duties of the Administrator set forth above and those provided in the other Related Agreements and the Trust Agreement which the Administrator agrees herein to perform, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Eligible Lender Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Eligible Lender Trustee to prepare, file or deliver pursuant to the Related Agreements, the Trust Agreement or any of the other Basic Documents, and at the request of the Eligible Lender Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Related Agreements, the Trust Agreement or any of the other Basic Documents. Subject to Section 5 of this Agreement, and in accordance with the directions of the Eligible Lender Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Related Agreements and other Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Eligible Lender Trustee and are reasonably within the capability of the Administrator.

                           (ii)  In carrying out the foregoing duties or
any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                           (c)  NON-MINISTERIAL MATTERS.  With respect to
matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Eligible Lender Trustee of the proposed action and the Eligible Lender Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                  (A) the amendment of or any supplement to the Indenture or any Terms Supplement;

                  (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Financed Student Loans);

                  (C) the amendment, change or modification of the Related Agreements or the Trust Agreement;

                  (D) the appointment of successor Note Registrars, successor Certificate Paying Agents and successor Indenture Trustees pursuant to the Indenture or to the appointment of successor Administrators or successor Master Servicers, or the consent to the assignment by the Note Registrar, Certificate Paying Agent or Indenture Trustee of its obligations under the Indenture;

                  (E)  the removal of the Indenture Trustee; and

                  (F) the buying or selling of assets in the Trust Estate, including student loans.

                           (d)  EXCEPTIONS.  Notwithstanding anything to
the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Administrator shall not be obligated to, and shall not, (1) make any payments to the Noteholders under the Related Agreements, (2) make any payments to Certificateholders under the Trust Agreement or the Sale and Servicing Agreement, (3) sell the Trust Estate pursuant to Section 5.4 of the Indenture, (4) take any other action that the Issuer directs the Administrator not to take on its behalf, (5) in connection with its duties hereunder assume any indemnification obligation of any other Person or (6) service the Financed Student Loans.

                  2. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

                  3. COMPENSATION. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to a fee equal to ______% per annum of the outstanding principal amount of the Notes and the Certificates, calculated monthly and payable in arrears on the first Note Distribution Date occurring in March, June, September and December (or if in any such month a Certificate Distribution Date occurs prior to such Note Distribution Date, on such Certificate Distribution Date), commencing ___, 199_ (the "Administration Fee").

                  4. ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Administrator shall furnish the Issuer from time to time such additional information regarding the Trust Estate as the Issuer shall reasonably request.

                  5. INDEPENDENCE OF THE ADMINISTRATOR. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Eligible Lender Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Eligible Lender Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Eligible Lender Trustee.

     6. NO JOINT VENTURE; NOT TRUSTEE. Nothing contained in this Agreement (i) shall constitute the Administrator and any of the Issuer, the Indenture Trustee or the Eligible Lender Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others. Further, nothing contained in this Agreement shall constitute or be deemed to constitute the Administrator as a trustee or co- trustee of the Trust.

                  7. OTHER ACTIVITIES OF ADMINISTRATOR. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Eligible Lender Trustee or the Indenture Trustee.

                  8. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR. (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

                           (b)  The provisions of Article VII and Article
VIII of the Sale and Servicing Agreement relating to the resignation or removal of the Administrator and the failure of the Administrator to perform its duties under this Agreement are hereby incorporated by reference herein.

                  9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this
Agreement pursuant to pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section
 8(b) and the Sale and Servicing Agreement, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

                  10.  NOTICES.  Any notice, report or other
communication given hereunder shall be in writing and addressed as follows:

                           (a)  if to the Issuer or the Eligible Lender
Trustee, to




                         (b) if to the Administrator, to

                                    Trans-World Insurance Company
                                  3301 C Street
                                   Suite 100-A
                          Sacramento, California 95816
                              Attention: President

                                    copy to

                              The Money Store Inc.
                               2840 Morris Avenue
                             Union, New Jersey 07083
                       Attention: Chief Financial Officer

                           (c)      if to the Indenture Trustee, to





                           (d)      if to the Surety Provider, to


or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

                  11. AMENDMENTS. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Eligible Lender Trustee and the Surety Provider, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the written consent of the Eligible Lender Trustee, the Surety Provider and the Noteholders of at least a majority in the Outstanding Amount of the Notes and the Certificateholders of at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Noteholders and the Certificateholders which are required to consent to any such amendment, without the consent of all Outstanding Noteholders and Certificateholders. Prior to the execution of any such amendment, the Administrator shall furnish written notification or the substance of such amendment to each of the Rating Agencies and the Surety Provider.

                  12. SUCCESSORS AND ASSIGNS. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.5 and 6.8 of the Sale and Servicing Agreement, this Agreement may not be assigned by the Administrator. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

                  13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  14. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

                  15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

                  16. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  17. NOT APPLICABLE TO TRANS-WORLD INSURANCE COMPANY IN OTHER CAPACITIES. Nothing in this Agreement shall affect any obligation Trans-World Insurance Company may have in any other capacity under the Basic Documents.

                  18.  PROVISIONS OF SALE AND SERVICING AGREEMENT
CONTROL. The provisions of the Sale and Servicing Agreement and of each Supplemental Sale and Servicing Agreement relating to the Administrator and to this Agreement shall in all events govern and are hereby incorporated herein and, to the extent any provision herein shall be inconsistent with any such provision of the Sale and Servicing Agreement or a Supplemental Sale and Servicing Agreement, as applicable, the Sale and Servicing Agreement or such Supplemental Sale and Servicing Agreement, as applicable, shall govern.

                  19. LIMITATION OF LIABILITY OF ELIGIBLE LENDER TRUSTEE AND INDENTURE TRUSTEE. (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Dauphin Deposit Bank and Trust Company not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall Dauphin Deposit Bank and Trust Company in its individual capacity or any Owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer thereunder, the Eligible Lender Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                           (b)  Notwithstanding anything contained herein
to the contrary, this Agreement has been countersigned by Bankers Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  20. THIRD-PARTY BENEFICIARY. The Eligible Lender Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

                                                     [TRUST 199_-_],

                                                       by _______, not in its
                                                       individual capacity but
                                                       solely as Eligible Lender
ATTEST:                                                Trustee,



By:_________________________                           By:_____________________
   Name:                                                      Name:
   Title:                                                     Title:


                                                    __________________, not in
                                                   its individual capacity but
                                                   solely as Indenture Trustee,



                                                     By:______________________
                                                        Name:
                                                        Title:


                                                  TRANS-WORLD INSURANCE COMPANY
                                                  d/b/a EDUCAID, as
                                                  Administrator,



                                                 By:_______________________
                                                 Name:  Morton Dear
                                                Title: Executive Vice President